UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

UROGEN PHARMA LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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UROGEN PHARMA LTD.

499 Park Avenue, New York, New York 10022

April 26, 2019

Dear Shareholder,

You are cordially invited to attend the annual meeting of shareholders of UroGen Pharma Ltd. (the “Company”) to be held on June 3, 2019 at 10:00 A.M., Eastern Time, at the offices of the Company at 499 Park Avenue, Suite 1200, New York, New York 10022.

At the meeting, you will be asked to consider and vote on the proposals set forth in the proxy statement relating to the annual meeting. The Company’s board of directors unanimously recommends a vote “FOR” each proposal set forth in the Proxy Statement.

Whether or not you plan to attend and vote your shares in person at the meeting, it is important that your ordinary shares be represented and voted at the meeting. Accordingly, after reading the proxy statement, please complete, sign, date and mail the enclosed proxy card in the envelope provided so that it will be received no later than the time fixed for the meeting. Alternatively, you may choose to vote via the internet by following the electronic voting instructions included on the proxy card. If you hold your shares in “street name” through a broker, bank or other nominee, please vote in accordance with the instructions on such nominee’s proxy card, which may include instructions about voting by telephone or over the Internet.

The Company has fixed the close of business on April 24, 2019 as the record date for the determination of shareholders entitled to notice of, and to vote on the matters proposed at, the meeting and any adjournment or postponement thereof.

We look forward to seeing as many of you as can attend the annual meeting. Thank you for your continued support.

Very truly yours,

Elizabeth Barrett
Chief Executive Officer

UROGEN PHARMA LTD.

499 Park Avenue

New York, New York 10022

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On Monday, June 3, 2019

Dear Shareholder:

You are cordially invited to attend the 2019 Annual Meeting of Shareholders of UroGen Pharma Ltd., a corporation organized under the laws of the State of Israel (the “Company”). The meeting will be held on Monday, June 3, 2019 at 10:00 A.M., Eastern Time, at the offices of the Company at 499 Park Avenue, Suite 1200, New York, New York 10022, for the following purposes:

1.

To elect to the Board of Directors the following eight nominees presented by the Board: Arie Belldegrun, Elizabeth Barrett, Cynthia M. Butitta, Fred E. Cohen, Kathryn E. Falberg, Stuart Holden, Ran Nussbaum and Shawn C. Tomasello;

2.	To approve the Company’s amended and restated compensation policy for its office holders in accordance with the provisions of the Israeli Companies Law, 5759-1999, or the Companies Law;

3.	To approve additional director cash compensation payment to Arie Belldegrun, M.D., FACS, a non-employee director and Chairman of the Board;

4.	To approve a grant of options to Shawn C. Tomasello, a non-employee director;

5.	To approve terms of employment for and a grant of options and restricted stock units to Elizabeth Barrett, President and Chief Executive Officer and director of the Company;

6.	To approve terms of employment for and a grant of options and restricted stock units to Stephen L. Mullennix, Chief Operating Officer of the Company;

7.	To approve the 2018 annual goals and objectives cash bonus payment to Ron Bentsur, former President and Chief Executive Officer and former director of the Company;

8.	To approve the 2018 annual goals and objectives cash bonus payment to Stephen L. Mullennix, Chief Operating Officer of the Company;

9.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement;

10.	To indicate, on an advisory basis, the preferred frequency of shareholder advisory votes on the compensation of the Company’s named executive officers;

11.

To ratify the reappointment of Kesselman & Kesselman, Certified Public Accountants (Israel), an independent registered public accounting firm and a member firm of PricewaterhouseCoopers International Limited, as the Company’s independent auditor for the year ending December 31, 2019; and

12.	To conduct any other business properly brought before the annual meeting and any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement.

The record date for the annual meeting is April 24, 2019. Only shareholders of record at the close of business on the record cate are entitled to notice of and to vote at the annual meeting or any adjournment thereof, either in person or by proxy.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting to Be Held

on Monday, June 3, 2019 at 10:00 A.M. Eastern Time at

the offices of the Company

Located at 499 Park Avenue, Suite 1200, New York, New York 10022

The Proxy Statement and 2019 annual report to shareholders

are available at http://investors.urogen.com/

By Order of the Board of Directors,

Peter P. Pfreundschuh
Chief Financial Officer and Secretary

New York, New York

April 26, 2019

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the annual meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the annual meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a legal proxy issued in your name from the holder of record.

UROGEN PHARMA LTD.

499 Park Avenue

New York, New York 10022

PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS

Monday, June 3, 2019

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of UroGen Pharma Ltd., also referred to in these proxy materials as the Company or UroGen, is soliciting your proxy to vote at the 2019 Annual Meeting of Shareholders, or the Annual Meeting, or any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the Internet.

We intend to mail these proxy materials on or about April 29, 2019 to all shareholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Monday, June 3, 2019 at 10:00 A.M. Eastern Time at the offices of the Company Located at 499 Park Avenue, Suite 1200, New York, New York 10022. Information on how to vote in person at the Annual Meeting is discussed below.

Attendance at the Annual Meeting is limited to shareholders of the Company as of the record date (April 24, 2019). Each shareholder may appoint only one proxy holder or representative to attend the Annual Meeting on his or her behalf.

If you attend the Annual Meeting, you will be asked to present valid, government-issued photo identification, such as a driver’s license. If you are a holder of record, the top half of your proxy card or your notice is your admission ticket. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your shares held in street name in person, you must get a legal proxy in your name from the broker, bank or other nominee that holds your shares, and submit it with your vote.

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business April 24, 2019, or the Record Date, will be entitled to vote at the Annual Meeting. On the Record Date, there were 20,762,123 ordinary shares issued and outstanding. Each ordinary share entitles the holder to one vote with respect to each matter submitted to shareholders at the Annual Meeting.

Shareholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A of 250 Royall Street, Canton, Massachusetts 02021, then you are a shareholder of record.

As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to ensure your vote is counted by filling out and returning the enclosed proxy card or voting by proxy over the telephone or on the Internet as instructed below.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner of your shares, you have the right to direct your broker or other agent as to how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting, however, since you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

This Proxy Statement describes the proposals on which we would like you, as a shareholder, to vote at the Annual Meeting. This Proxy Statement provides you with information on the proposals, as well as other information about us, so that you can make an informed decision as to whether and how to vote your shares.

At the Annual Meeting, shareholders will act upon the following 11 proposals:

Proposal 1	To elect to the Board of Directors the following eight nominees presented by the Board: Arie Belldegrun, Elizabeth Barrett, Cynthia M. Butitta, Fred E. Cohen, Kathryn E. Falberg, Stuart Holden, Ran Nussbaum and Shawn C. Tomasello.

Proposal 2	To approve our amended and restated compensation policy for its office holders in accordance with the provisions of the Israeli Companies Law, 5759-1999, or the Companies Law.

Proposal 3	To approve additional director cash compensation payment to Arie Belldegrun, M.D., FACS, a non-employee director and Chairman of the Board.

Proposal 4	To approve a grant of options to Shawn C. Tomasello, a non-employee director.

Proposal 5	To approve terms of employment for and a grant of options and restricted stock units to Elizabeth Barrett, our President and Chief Executive Officer and director.

Proposal 6	To approve terms of employment for and a grant of options and restricted stock units to Stephen L. Mullennix, our Chief Operating Officer.

Proposal 7	To approve the 2018 annual goals and objectives cash bonus payment to Ron Bentsur, our former President and Chief Executive Officer and former director.

Proposal 8	To approve the 2018 annual goals and objectives cash bonus payment to Stephen L. Mullennix, our Chief Operating Officer.

Proposal 9	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.

Proposal 10	To indicate, on an advisory basis, the preferred frequency of shareholder advisory votes on the compensation of our named executive officers.

Proposal 11	To ratify the reappointment of Kesselman & Kesselman, Certified Public Accountants (Israel), an independent registered public accounting firm and a member firm of PricewaterhouseCoopers International Limited, as the Company’s independent auditor for the year ending December 31, 2019.

What if another matter is properly brought before the Annual Meeting?

As of the date of this Proxy Statement, our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of your proxyholder (identified on your proxy card) to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. With regard to your advisory vote on the compensation of our directors and named executive officers, you may vote “For” or “Against” such advisory approval, or you may abstain from voting on that matter. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card or vote by proxy over the telephone or through the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting. If you attend the Annual Meeting and decide to vote in person even if you have already voted by proxy, you must at the Annual Meeting first revoke your proxy and then vote with the ballot provided to you at the Annual Meeting.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-877-652-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 3, 2019 to be counted.

•

To vote through the Internet, go to www.investorvote.com/URGN to complete an electronic proxy card. You will be asked to provide the control number from the enclosed proxy card. Your Internet vote must be received by 11:59 p.m., Eastern Time on June 3, 2019 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a voting instruction form with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other nominee. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy form.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each ordinary share you owned as of the Record Date.

What happens if I do not vote?

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record and do not vote by completing your proxy card, by telephone, through the Internet or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee (sometimes referred to as shares held in “street name”) and you do not provide instructions how to vote your shares, your broker, bank or other nominee may still be able to vote your shares in its discretion.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:

•

“For” the election to the Board of Directors the following eight nominees presented by the Board: Arie Belldegrun, Elizabeth Barrett, Cynthia M. Butitta, Fred E. Cohen, Kathryn E. Falberg, Stuart Holden, Ran Nussbaum and Shawn C. Tomasello.

•	“For” the approval of our amended and restated compensation policy for its office holders in accordance with the provisions of the Companies Law.

•	“For” the approval of the additional director cash compensation payment to Arie Belldegrun, M.D., FACS, a non-employee director and Chairman of the Board.

•	“For” the approval of a grant of options to Shawn C. Tomasello, a non-employee director.

•	“For” the approval of the terms of employment for and a grant of options and restricted stock units to Elizabeth Barrett, our President and Chief Executive Officer and director.

•	“For” the approval of the terms of employment for and a grant of options and restricted stock units to Stephen L. Mullennix, our Chief Operating Officer.

•	“For” the approval of the 2018 annual goals and objectives cash bonus payment to Ron Bentsur, our former President and Chief Executive Officer and former director.

•	“For” the approval of the 2018 annual goals and objectives cash bonus payment to Stephen L. Mullennix, our Chief Operating Officer.

•	“For” the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement.

•	“For” one year as the preferred frequency of shareholder advisory votes on the compensation of our named executive officers.

•

“For” the ratification of the reappointment of Kesselman & Kesselman, Certified Public Accountants (Israel), an independent registered public accounting firm and a member firm of PricewaterhouseCoopers International Limited, as the Company’s independent auditor for the year ending December 31, 2019.

If any other matter is properly presented at the Annual Meeting, your proxyholder (named on your proxy card) will vote your shares using their best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees and our proxy solicitation firm, Georgeson LLC, may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but Georgeson LLC will be paid its customary fee of $12,500 plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other nominees for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Shareholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at UroGen Pharma Ltd., 499 Park Avenue, Suite 1200, New York, New York 10022.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee.

When are shareholder proposals and director nominations due for next year’s annual meeting?

From time to time, shareholders may present proposals, including to nominate a candidate to serve on the Board of the Company, that may be proper subjects to add to the agenda for consideration at a general meeting of shareholders. Under Section 66(b) of the Companies Law and the regulations thereto, shareholders who– hold, in the aggregate, at least 1% of the voting power in the Company may submit a request to include an item to the agenda within seven days following the Company’s notice of convening a shareholders’ general meeting at which directors are to be elected and certain other proposals are to be considered (or within three days of the Company’s notice in other instances), provided the requested item is appropriate for presentation at a general meeting and for consideration by the shareholders.

In addition to the eligibility requirements under the Companies Law, our articles of association specify additional procedural requirements for shareholder proposals. Under our articles of association, a proposal must be delivered, either in person or by certified mail, postage prepaid, and received by us, (i) in the case of a general meeting that is an annual meeting, no less than 60 days nor more than 120 days prior to the date of the first anniversary of the preceding year’s annual meeting, provided, however, that, in the event that the date of the annual general meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual general meeting, notice by the proposing shareholder, in order to be timely, must be received no earlier than the close of business 120 days prior to such annual general meeting and no later than the close of business on the later of 90 days prior to such annual general meeting or the 10th day following the day on which public announcement of the date of such annual general meeting is first made, and (ii) in the case of a general meeting that is an extraordinary meeting, no earlier than 120 days prior to such extraordinary general meeting and no later than the close of business on the later of 60 days prior to such extraordinary general meeting or the 10th day following the day on which public announcement of the date of such general meeting is first made, subject to applicable law.

Under our articles of association, any shareholder entitled under applicable law to make a shareholder proposal, as described above, may make such proposal only if a written notice of such shareholder’s intent to make such proposal shall have been given to the chief executive officer of the Company within the periods set out in the prior paragraph. Each such notice shall set forth: (i) the name and address of the shareholder making the request; (ii) a representation that the shareholder is a holder of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting; (iii) a description of all arrangements or understandings between the shareholder and any other person or persons (naming such person or persons) in connection with the subject which is requested to be included in the agenda; (iv) a description of all derivative transactions (as defined in our articles of association) by the shareholder during the previous 12 month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such transaction; and (v) a declaration that all the information that is required under the Companies Law and any other applicable law to be provided to the Company in connection with such subject, if any, has been provided. Furthermore, the Board, may, in its discretion, to the extent it deems necessary, request that the shareholder provide additional information necessary so as to include a subject in the agenda of a general meeting.

In addition, shareholder proposals may be submitted for inclusion in a proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under Rule 14a-8 of the Exchange Act, to be eligible for inclusion in the Company’s proxy materials for the 2020 Annual General Meeting of Shareholders, shareholder proposals must be received by the Company not later than December 31, 2019, which is 120 days prior to the 12-month anniversary of the date this proxy statement was first released to shareholders with respect to the 2019 Annual General Meeting. In addition, Rule 14a-8 proposals must otherwise comply with the requirements of the rule.

Additional requirements regarding shareholder proposals submitted for inclusion in the Company’s proxy materials for an annual general meeting can be found in the articles of association, which is available as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2018, as filed on February 28, 2019. Proposals should be addressed to: UroGen Pharma Ltd., 499 Park Avenue, New York, New York.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.

What are “broker non-votes”?

When a beneficial owner of shares held in “street name” does not give instructions to his or her broker, bank or nominee holding the shares as to how to vote on a non-routine matter, the broker, bank or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposals 1 and 3 are considered to be non-routine and we, therefore, expect broker non-votes to exist in connection with those proposals.

As a reminder, if you a beneficial owner of shares held in “street name,” in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker or nominee holding the shares by the deadline provided in the materials you receive from your broker or nominee.

How many votes are needed to approve each proposal?

On each proposal to be voted upon, shareholders have one vote for each ordinary share owned as of the Record Date. Votes will be counted by the inspector of election. The following table summarizes vote requirements and the effect of abstentions and broker non-votes:

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	The election to the Board of Directors the following eight nominees presented by the Board: Arie Belldegrun, Elizabeth Barrett, Cynthia M. Butitta, Fred E. Cohen, Kathryn E. Falberg, Stuart Holden, Ran Nussbaum and Shawn C. Tomasello.

Nominees receiving the most FOR votes will be elected as directors.

Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors.

			Withheld votes have no effect	None

2	Approval of our amended and restated compensation policy for its office holders in accordance with the provisions of the Companies Law.	FOR votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.	None	None

3	The approval of an additional director cash compensation payment to Arie Belldegrun, M.D., FACS, a non-employee director and Chairman of the Board.	FOR votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.	None	None

4	The approval of a grant of options to Shawn C. Tomasello, a non-employee director.	FOR votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.	None	None

5	The approval of the terms of employment for and a grant of options and restricted stock units to Elizabeth Barrett, our President and Chief Executive Officer and director.	FOR votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.	None	None

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes

6	The approval of the terms of employment for and a grant of options and restricted stock units to Stephen L. Mullennix, our Chief Operating Officer.	FOR votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.	None	None

7	The approval of the 2018 annual goals and objectives cash bonus payment to Ron Bentsur, our former President and Chief Executive Officer and former director.	FOR votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.	None	None

8	The approval of the 2018 annual goals and objectives cash bonus payment to Stephen L. Mullennix, our Chief Operating Officer.	FOR votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.	None	None

9	Advisory approval of the compensation of the Company’s named executive officers.	FOR votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.	Against	None

10	Advisory vote on the frequency of shareholder advisory votes on executive compensation.	The frequency receiving the most FOR votes from the holders of shares present in person or represented by proxy and entitled to vote.	Withheld votes have no effect	None

11	Ratification of selection of Kesselman & Kesselman, Certified Public Accountants (Israel), an independent registered public accounting firm and a member firm of PricewaterhouseCoopers International Limited, as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2019.	FOR votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter that cast votes	Against	None(1)

(1)

This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in “street name” and do not provide voting instructions to your broker or nominee that holds your shares, your broker or nominee has discretionary authority to vote your shares on this proposal.

Under Israeli law, the approval of each of Proposals 2 through 8 requires the affirmative vote of the holders of the majority of the voting power present in person or represented by proxy and voted at the Meeting on the relevant proposal, excluding abstentions, provided that either: (i) such majority includes a majority of the shares voted by shareholders who are not “controlling shareholders” and who do not have a “personal interest” in the resolution under the relevant proposal, excluding abstentions; or (ii) the total number of shares of shareholders who are not controlling shareholders and who do not have a personal interest in the resolution voted against the resolution does not exceed 2% of the voting rights of the Company.

In order for a vote on each of Proposals 2 through 8 to be counted, the voting shareholder must inform us (or if voting by proxy, indicate via a proxy card) whether or not he or she has a personal interest in the resolution under the relevant proposal. In order to inform us accordingly, you must indicate in Item 2A through 8A on the proxy card, as applicable, whether or not you have a personal interest in the resolution under the relevant proposal or are a controlling shareholder of the Company. If you fail to so indicate on the proxy card, your vote will not be counted in respect of Proposals 2 through 8, as applicable. A personal interest does not include a personal interest arising solely from the holding of shares in the Company.

Under Israeli law, the term “controlling shareholder” means a shareholder who has the ability to direct the activities of the Company, other than by virtue of being an office holder. A shareholder is presumed to be a controlling shareholder if the shareholder holds 50% or more of the voting rights in the Company or has the right to appoint 50% or more of the directors of the Company or its chief executive officer (referred to in the Companies Law as the general manager). In addition, in the context of a transaction involving an interested party, the term controlling shareholder includes any shareholder that holds 25% or more of the voting rights of the Company if no other shareholder holds more than 50% of the voting rights in such Company. For purposes of determining the holding percentage stated above, two or more shareholders who have a personal interest in a transaction that is brought for approval are deemed as joint holders. As of the date hereof, the Company is not aware of any controlling shareholders.

Under Israeli law, a “personal interest” of a shareholder of a company is defined as such shareholder’s personal interest in an action or a transaction of such company, including (i) a personal interest of such shareholder’s relative, and (ii) a personal interest of a corporation in which such shareholder or any of his or her relatives serves as a director or the chief executive officer, owns at least 5% (five percent) of its issued share capital or its voting rights, or has the right to appoint a director or chief executive officer, but excluding a personal interest arising solely from the holding of shares in such company. A personal interest includes the personal interest of either the proxy holder (whether or not the shareholder granting the proxy has a personal interest) or the shareholder granting the proxy, in each case, whether or not the proxy holder has discretion how to vote on the matter.

Under Israeli law, the term “relative” means a spouse, sibling, parent, grandparent or descendant and the spouse’s sibling, parent or descendant; and the spouse of each of the foregoing persons.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid annual meeting. A quorum will be present if at least two (2) shareholders who hold, in the aggregate, at least thirty-three and one-third percent (33 1/3%) of the voting rights in the Company are present at the Annual Meeting in person or represented by proxy. On the record date, there were 20,762,123 shares outstanding and entitled to vote. Thus, the holders of at least 6,920,708 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. If there is no quorum, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

Under Israeli law, if a quorum is present in person or by proxy, broker non-votes and abstentions will have no effect on whether the requisite vote is obtained, as they do not constitute present and voting shares.

How can I find out the Annual Meeting voting results?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the Annual Meeting, we intend to file a current report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional current report on Form 8-K to publish the final results.

What proxy materials are available on the Internet?

This proxy statement, the proxy card and the annual report to shareholders are available at http://investors.urogen.com/.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors consists of eight directors. There are eight nominees for director this year, consisting of our incumbent directors Arie Belldegrun, Elizabeth Barrett, Cynthia M. Butitta, Fred E. Cohen, Kathryn E. Falberg, Stuart Holden, Ran Nussbaum and Shawn C. Tomasello. Each director to be elected and qualified will hold office until the next annual meeting of shareholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company who was previously elected by the shareholders, except for Ms. Barrett who was appointed as a director by our board in connection with her appointment as our Chief Executive Officer in January 2019. It is the Company’s policy to invite nominees for directors to attend the Annual Meeting. All of our directors attended our 2018 Annual Meeting of Shareholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the eight nominees receiving the highest number of affirmative votes will be elected. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board’s eight nominees.

Each of the directors nominated by the Board has consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board if elected. Each director elected at the Annual Meeting will be elected to serve a one-year term. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders may vote for any nominee designated by the present Board to fill the vacancy. The Company’s management has no reason to believe that any nominee will be unable to serve.

Nominees for Election

Our compensation, nominating and corporate governance committee (sometimes referred to as the “compensation committee”) and our Board seek to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, our Board has identified and evaluated nominees in the broader context of our Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that our Board views as critical to effective functioning of our Board. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that qualify such director or nominee to serve on our Board.

Name	Age	Position Held With the Company
Arie Belldegrun, M.D., FACS	69	Chairman of the Board of Directors
Elizabeth Barrett	56	Director and Chief Executive Officer
Kathryn E. Falberg	58	Director
Cynthia M. Butitta	64	Director
Fred E. Cohen, M.D.	62	Director
Stuart Holden, M.D.	76	Director
Ran Nussbaum	45	Director
Shawn C. Tomasello	60	Director

Arie Belldegrun, M.D., FACS has served as our Chairman since December 2012. Dr. Belldegrun is Professor of Urology, holds the Roy and Carol Doumani Chair in Urologic Oncology, and Director of the UCLA Institute of Urologic Oncology at the David Geffen School of Medicine at UCLA. Prior to joining UCLA, he was a research fellow at the National Cancer Institute/National Institute of Health in surgical oncology and immunotherapy under Dr. Steven A. Rosenberg. Dr. Belldegrun has more than 20 years of experience in the life science and biotech industry. In 1996 he founded Agensys, Inc., a biotechnology company, and served as its founding Chairman of the board of directors and as a board member until 2007, when it was acquired by Astellas Pharma Inc. Dr. Belldegrun was also a founder and the Vice-Chairman of the board of directors and Chairman of the scientific advisory board of Cougar Biotechnology, Inc., a biotechnology company, from 2003 to 2009, when it was acquired by Johnson & Johnson. He served as Chairman and Chief Executive Officer of Kite Pharma, Inc., until October 2017, when it was acquired by Gilead Sciences, Inc. Dr. Belldegrun has also served as a co-founder and senior managing director of Vida Ventures, LLC, a biotechnology venture capital fund, since November 2017. He currently also serves as the Executive Chairman of Allogene Therapeutics, Chairman of Two River Group and Kronos Bio, and until January 2017 served as a board member of Teva Pharmaceutical Industries Ltd. Dr. Belldegrun completed his M.D. at the Hebrew University Hadassah Medical School in Jerusalem, Israel, his post graduate studies in Immunology at the Weizmann Institute of Science, Israel, and his residency in Urologic Surgery at Harvard Medical School. Dr. Belldegrun has authored several books in oncology and more than 500 scientific and medical papers related to urological cancers, immunotherapy, gene therapy, and cancer vaccines. Dr. Belldegrun is certified by the American Board of Urology and is a Fellow of the American College of Surgeons and the American Association of Genitourinary Surgeons. Our board believes Dr. Belldegrun’s business and medical knowledge and experience qualifies him to serve on our board of directors.

Elizabeth Barrett has served as our director and as our President and Chief Executive Officer since January 2019. Before joining us Ms. Barrett served as the Chief Executive Officer of Novartis Oncology and as a member of the Executive Committee of Novartis since February 2018. Prior to that, Ms. Barrett served at Pfizer Inc. in various capacities, most recently as the Global President of Oncology, and before that as Pfizer’s Regional President of US Oncology Business Unit since March 2009. Prior to Pfizer, she was Vice President and General Manager of the Oncology Business Unit at Cephalon Inc. Ms. Barrett received a Bachelor of Science in Business Administration from the University of Louisiana in Lafayette, Louisiana and a Master’s in Business Administration-Marketing from St. Joseph’s University in Philadelphia, Pennsylvania. Our board believes Ms. Barrett’s leadership of both large organizations and growing businesses qualifies her to serve on our board of directors.

Cynthia M. Butitta has served as our director since October 2017. Ms. Butitta served as Chief Financial Officer of Kite Pharma Inc. from January 2014 to May 2016 and as Chief Operating Officer from March 2014 to September 2017. From May 2011 to December 2012, she was Senior Vice President and Chief Financial Officer at NextWave Pharmaceuticals, Inc., a specialty pharmaceutical company. Prior to that, Ms. Butitta served as Chief Operating Officer of Telik, Inc., a biopharmaceutical company, from March 2001 to December 2010 and as its Chief Financial Officer from August 1998 to December 2010. Ms. Butitta also served as Principal Accounting Officer of Telik, Inc. until December 2010. She has served as a Director of Autolus, Ltd., a biotechnology company, since March 2018. Ms. Butitta received her B.S. degree with honors in Business and Accounting from Edgewood College in Madison, Wisconsin, and an M.B.A. degree in Finance from the University of Wisconsin, Madison. Our board believes Ms. Butitta’s financial knowledge and experience qualifies her to serve on our board of directors.

Fred E. Cohen, M.D. D.Phil. has served as our director since May 2017. Dr. Cohen is a Senior Advisor to TPG Capital, where he served for over 15 years as a Partner, and founder of TPG Biotechnology, a life science focused venture capital fund. Beginning in November 2017, Dr. Cohen has served as a co-founder and senior managing director of Vida Ventures, LLC, a biotechnology venture capital fund. In addition, for over two decades throughout his career, Dr. Cohen has been affiliated with University of California, San Francisco where he held various clinical responsibilities, including as a research scientist, an internist for hospitalized patients, a consulting endocrinologist, and the Chief of the Division of Endocrinology and Metabolism. Dr. Cohen received his B.S. degree in Molecular Biophysics and Biochemistry from Yale University, his D.Phil. in Molecular Biophysics from Oxford on a Rhodes Scholarship, and his M.D. from Stanford. He is a member of the National Academy of Medicine and the American Academy of Arts and Sciences. Dr. Cohen currently serves on the

Board of Directors of several other biotechnology and pharmaceutical companies. Our board believes Dr. Cohen’s financial and medical knowledge and experience qualifies him to serve on our board of directors.

Kathryn E. Falberg has served as our director since April 2017. She previously served as Executive Vice President and Chief Financial Officer of Jazz Pharmaceuticals plc, a multi-national specialty biopharmaceutical company, from March 2012 to March 2014 after serving as Senior Vice President and Chief Financial Officer since December 2009. Her responsibilities at Jazz Pharmaceuticals included strategy, corporate development, corporate communications and information technology. From 2001 through 2009, Ms. Falberg served as a corporate director and audit committee chair for several companies. From 1995 to 2001, Ms. Falberg was with Amgen Inc., a biotechnology company, where she served as Senior Vice President, Strategy and Chief Financial Officer and prior to that as Vice President, Corporate Controller and Chief Accounting Officer, and Vice President, Treasurer. Ms. Falberg also serves as a member of the boards of directors of biopharmaceutical companies Aimmune Therapeutics, Inc., Arcus Biosciences, Inc. and Tricida Inc. Ms. Falberg also serves as a member of the board of directors of The Trade Desk,Inc., a technology company. Ms. Falberg previously served on the boards of directors of Axovant Sciences, Ltd., BioMarin Pharmaceutical Inc., Medivation Inc., Halozyme Therapeutics, Inc., aTyr Pharma, Inc., and multiple other companies. Ms. Falberg received an M.B.A. in Finance and B.A., in Economics from the University of California, Los Angeles and is a certified public accountant (inactive). Our board believes Ms. Falberg’s financial knowledge and experience qualifies her to serve on our board of directors.

Stuart Holden, M.D. has served as our director since December 2015. Dr. Holden has been the Chairman of ProQuest Investments’ Scientific Advisory Board since it was founded in 1998. Since May 2014, Dr. Holden has served as a member of the UCLA faculty as a Health Sciences Clinical Professor of Urology, Spielberg Family Chair in Urologic Oncology, in the Department of Urology at the UCLA David Geffen School of Medicine and Associate Director of the UCLA Institute of Urologic Oncology. Dr. Holden has worked in the field of prostate cancer for more than 36 years. Dr. Holden also serves as Medical Director of the Prostate Cancer Foundation since the foundation’s inception in 1993. Dr. Holden was the director of the Louis Warschaw Prostate Cancer Center at Cedars-Sinai Medical Center and the first holder of the Warschaw, Robertson, Law Families Chair in Prostate Cancer. Dr. Holden has served as a member of the board of directors of Telormedix SA from 2008 to 2017 and served as a member of the board of directors of Acurian, Inc. from 1999 through 2014. Dr. Holden also served on the Board of the American College of Medical Informatics from 1999 through 2006 and is currently on the board of Clarus Therapeutics. In addition, he was a founding partner at Tower Urology in Los Angeles. Dr. Holden received a B.S. degree from the University of Wisconsin-Madison and completed his medical degree and received his surgical training at Weill Cornell Medical College and the New York Hospital-Cornell University Medical College. He completed his urology residency at Emory University School of Medicine and fellowships in urology and developmental genetics at Memorial Sloan-Kettering Cancer Center. He also was awarded a clinical fellowship from the American Cancer Society. Dr. Holden was appointed to serve on our board by ProQuest Investments IV, L.P., one of our shareholders, pursuant to rights granted to such shareholder under our articles of association as in effect prior to our initial public offering. Our board believes Dr. Holden’s medical knowledge and experience qualifies him to serve on our board of directors.

Ran Nussbaum has served as our director since May 2013. Mr. Nussbaum is a managing partner and the co-founder of The Pontifax Group, a group of Israeli-based life sciences venture funds focusing on investments in development stage bio-pharmaceutical and med-tech technologies and a shareholder of our company. The Pontifax Group holds investments in more than 65 portfolio companies globally. He also serves as a board member on many of Pontifax’s portfolio companies, including BioBlast Pharma Ltd., Eloxx Pharmaceuticals Ltd., ArQule, Inc., Prevail Therapeutics, Inc. and Quiet Therapeutics Ltd. Mr. Nussbaum previously served as a director of Kite Pharma, Inc. (acquired by Gilead Sciences, Inc.) and cCEM Therapeutics, and as chairman of the board of directors of Ocon Medical, NasVax Ltd., Spearhead Investments (Bio) Ltd., Biomedix, Inc. and Keros Therapeutics. Mr. Nussbaum was appointed to serve on our board by Pontifax (Israel) III Limited Partnership and Pontifax Cayman III Limited, two of our shareholders, pursuant to rights granted to such shareholders under our articles of association as in effect prior to our initial public offering. Our board believes Mr. Nussbaum’s investor experience qualifies him to serve on our board of directors.

Shawn C. Tomasello has served as our director since July 2018. Ms. Tomasello most recently served as Chief Commercial Officer of Kite Pharma, Inc. (subsequently Kite, a Gilead Company). Prior to joining Kite, Ms. Tomasello served as Chief Commercial Officer at Pharmacyclics, Inc. Previously, she held senior leadership positions at Celgene Corporation, including President of the Americas, Hematology and Oncology. During her tenure at Celgene, Ms. Tomasello was responsible for all aspects of commercial sales and marketing for five brands encompassing 11 indications. Prior to this, she was National Director of Hematology for Rituxan at Genentech. Earlier in her career, Ms. Tomasello held positions at Pfizer Laboratories, Miles Pharmaceuticals and Proctor & Gamble. She currently serves on the Boards of Centrexion Therapeutics, Oxford BioTherapeutics, Mesoblast, Gamida Cell, and Diplomat Specialty. Ms. Tomasello holds a B.S. degree in marketing from the University of Cincinnati and an M.B.A. from Murray State University, Kentucky. Our board believes Ms. Tomasello’s leadership and management experience qualifies her to serve on our board of directors.

Our board of directors unanimously recommends

that you vote “FOR” each named nominee.

INFORMATION REGARDING THE BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE

Independence of the Board of Directors

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act of 1934, as amended, or the Exchange Act. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees, that neither the director nor any of his family members has engaged in various types of business dealings with us and that the director is not associated with the holders of more than 5% of our ordinary shares. In addition, under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that all of our directors, except Ms. Barrett, are independent directors, as defined under applicable Nasdaq rules. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director.

There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Our Board has an independent Chairman, Arie Belldegrun, M.D., FACS who has authority, among other things, to preside over Board meetings, and shall have such powers and duties as may from time to time be assigned by the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board to monitor whether management’s actions are in our best interests and those of our shareholders. As a result, we believe that having an independent Chairman can enhance the effectiveness of our Board as a whole.

Role of the Board in Risk Oversight One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements.

Meetings of the Board of Directors

The Company’s board of directors met eight times during 2018. The audit committee met five times in 2018. The compensation, nominating and corporate governance committee met four times in 2018. Each Board and committee member attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members, respectively. The Company’s independent directors met six times in regularly scheduled executive sessions during fiscal year 2018, at which only independent directors were present in compliance with applicable Nasdaq listing standards. Dr. Belldegrun, the Chairman of the Company’s board of directors during 2018, presided over the executive sessions.

Information Regarding Committees of the Board of Directors

Our Board has two standing committees: an audit committee and a compensation, nominating and corporate governance committee. Both committees have authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Our Board has determined that each member of our committees meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

The following table provides our current committee membership for 2018 for each of the Board committees.

Name	Audit	Compensation Nominating and Corporate Governance
Arie Belldegrun		X
Cynthia M. Butitta	X	X*
Fred E. Cohen		X
Kathryn E. Falberg	X*
Stuart Holden	X
Ran Nussbaum		X
Total number of committee meetings in 2018	5	4

*	Committee Chairperson

Report of the Audit Committee of the Board of Directors

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2018 with management of the Company. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, and the Securities and Exchange Commission, or SEC. The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Cynthia M. Butitta

Kathryn E. Falberg

Stuart Holden

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Board Committees

Our board of directors has established an audit committee and a compensation, nominating and corporate governance committee, both of which operate pursuant to a committee charter. Our board of directors may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below.

Audit Committee

Our audit committee consists of Cynthia M. Butitta, Kathryn E. Falberg, and Stuart Holden. Kathryn E. Falberg serves as chairperson of the audit committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the Nasdaq Stock Market. Our board of directors has determined that Kathryn E. Falberg is an audit committee financial expert as such term is defined by the SEC rules and has the requisite financial experience as defined by the Nasdaq Rules. Each of the members of our audit committee is “independent” as such term is defined in Rule 10A-3(b)(1) under the Exchange Act and satisfies the independent director requirements under the Nasdaq Rules.

Our audit committee charter sets forth the responsibilities of the audit committee consistent with the rules and regulations of the SEC and the Nasdaq Rules, as well as the requirements for such committee under the Israeli Companies Law, including the following:

•

oversight of our independent registered public accounting firm and recommending the engagement, compensation or termination of engagement of our independent registered public accounting firm to the board of directors in accordance with Israeli law;

•	recommending the engagement or termination of the person filling the office of our internal auditor; and

•	recommending the terms of audit and non-audit services provided by the independent registered public accounting firm for pre-approval by our board of directors.

Our audit committee provides assistance to our board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by pre-approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal control over financial reporting. Our audit committee also oversees the audit efforts of our independent accountants and takes those actions that it deems necessary to satisfy itself that the auditors are independent of management.

We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

A copy of our audit committee charter is available for review on the “Investors – Corporate Governance – Documents & Charters” page of our Company’s website www.urogen.com.

Compensation, Nominating and Corporate Governance Committee

Our compensation, nominating and corporate governance committee consists of Arie Belldegrun, Cynthia M. Butitta, Fred E. Cohen and Ran Nussbaum, with Ms. Butitta serving as chair of the committee. Each of these individuals is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our board of directors has determined that each of these individuals is “independent” as defined under the applicable listing standards of Nasdaq, including the standards specific to members of a compensation committee.

The compensation, nominating and corporate governance committee is responsible for (i) recommending the compensation policy to our board of directors for its approval (and subsequent approval by our shareholders) and (ii) duties related to the compensation policy and to the compensation of our office holders, including:

•	recommending whether a compensation policy should continue in effect;

•	recommending to the board of directors periodic updates to the compensation policy;

•	assessing implementation of the compensation policy;

•	determining whether to approve the terms of compensation of certain office holders which, according to the Israeli Companies Law, require the committee’s approval; and

•	determining whether the compensation terms of a candidate for the position of the chief executive officer of the company needs to be brought to approval of the shareholders.

Our compensation, nominating and corporate governance charter sets forth the responsibilities of the compensation, nominating and corporate committee, which include:

•	the responsibilities set forth in the compensation policy;

•	reviewing and approving the granting of options and other incentive awards to the extent such authority is delegated by our board of directors; and

•	reviewing, evaluating and making recommendations regarding the compensation and benefits for our non-employee directors.

In addition, our compensation, nominating and corporate governance committee is responsible for:

•	overseeing our corporate governance functions on behalf of the board;

•	making recommendations to the board regarding corporate governance issues;

•	identifying and evaluating candidates to serve as our directors consistent with the criteria approved by the board;

•	reviewing and evaluating the performance of the board;

•	serving as a focal point for communication between director candidates, non-committee directors and our management;

•	selecting or recommending to the board for selection candidates to the board; and

•	making other recommendations to the board regarding affairs relating to our directors.

We believe that the composition and functioning of our compensation, nominating and corporate governance committee complies with all SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

A copy of our compensation, nominating and corporate governance committee charter is available for review on the “Investors – Corporate Governance – Documents & Charters” page of our Company’s website www.urogen.com.

Our board of directors may from time to time establish other committees.

Compensation Committee Interlocks and Insider Participation

None of our directors who serve as a member of our compensation, nominating and corporate governance committee is, or has at any time during the past year been, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on our board of directors or compensation committee.

Shareholder Communications with the Board of Directors

The Board expects that the views of our shareholders will be heard by the Board, its committees or individual directors, as applicable, and that appropriate responses be provided to shareholders on a timely basis. Shareholders wishing to formally communicate with the Board, any committee of the Board, the independent directors as a group or any individual director may send communications directly to us at UroGen Pharma Ltd. 499 Park Avenue, Suite 1200, New York, New York 10022, Attention: Corporate Secretary. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) shareholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

Conduct and Ethics

We have adopted a Corporate Code of Ethics and Conduct, or the Code of Conduct, applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.urogen.com. The audit committee of our board of directors is responsible for monitoring the implementation of the Code of Conduct and must approve any material changes to or waivers of the Code of Conduct regarding our directors or executive officers, and disclosures made in the Company’s annual report in such regard. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of the applicable stock exchange concerning any amendments to, or waivers from, any provision of the Code of Conduct.

PROPOSAL 2

APPROVAL OF AN AMENDED AND RESTATED COMPENSATION POLICY FOR OFFICE HOLDERS

Background

Under the Companies Law, companies incorporated under the laws of the State of Israel whose shares are listed for trading on a stock exchange or have been offered to the public in or outside of Israel, such as us, are required to adopt a policy governing the compensation of “office holders” (as defined in the Companies Law).

Accordingly, in January 2018 our board of directors approved, following the recommendation of our compensation committee, a compensation policy for office holders (the “Prior Compensation Policy”) and in February 2018 our shareholders approved the Prior Compensation Policy in February 2018. Subsequently, in light of revisions to our compensation practices and policies, in April 2019, our board of directors, following the recommendation of our compensation committee, approved an amended and restated compensation policy for office holders in the form attached hereto as Appendix A (the “Revised Compensation Policy”) and our shareholders are being asked to approve the Revised Compensation Policy at the annual meeting.

In recommending and approving the Revised Compensation Policy, our compensation committee and board of directors considered the various factors set forth in the Companies Law, and reviewed various data and other information they deemed relevant, including, among others: (i) promoting the Company’s objectives, business plan and long-term policy; (ii) creating appropriate incentives for the Company’s office holders, considering, among other issues, the Company’s risk management policy; (iii) the Company’s size and nature of operations; (iv) with respect to variable elements of compensation, the office holder’s contribution to achieving corporate objectives and increasing profits, with a long-term view and in accordance with his or her role; and (v) the recommendations of an independent compensation consultant engaged by the compensation committee.

Under the Companies Law, subject to certain conditions and if it is in the best interest of the company, our board of directors may adopt the Revised Compensation Policy, even if it is not approved by the shareholders.

Required Vote

The affirmative vote of the holders of a majority of the ordinary shares represented at the annual meeting in person or by proxy and voted thereon (excluding abstentions) is required to approve the resolution set forth below, provided that either: (i) such majority includes a majority of the shares voted by shareholders who are not controlling shareholders and who do not have a personal interest in the resolution, excluding abstentions; or (ii) the total number of shares of shareholders who are not controlling shareholders and who do not have a personal interest in the resolution voted against the resolution does not exceed 2% of the voting rights of the Company.

In order for a vote on Proposal 2 to be counted, the voting shareholder must inform us (or if voting by proxy, indicate via a proxy card) whether or not he or she has a personal interest in the resolution under such proposal. In order to inform us accordingly, and therefore for your vote to be counted in respect of Proposal 2, you must indicate in Item 2A on the proxy card whether or not you have a personal interest or are a controlling shareholder of the Company. If you fail to so indicate on the proxy card, your vote will not be counted in respect of Proposal 2. A personal interest does not include a personal interest arising solely from the holding of shares in the Company. Please see the discussion under “How many votes are needed to approve each proposal?” above for definitions of the terms “controlling shareholder” and “personal interest” for purposes of this Proposal 2.

Proposed Resolution

It is proposed that at the annual meeting the following resolution be adopted:

“RESOLVED, that the Compensation Policy for office holders, in the form attached as Appendix A to UroGen Pharma Ltd.’s Proxy Statement, dated April 26, 2019, relating to the 2019 annual meeting of shareholders, be, and hereby is, approved.”

Our board of directors unanimously recommends

that you vote “FOR” the foregoing resolution.

PROPOSAL 3

APPROVAL OF ADDITIONAL DIRECTOR CASH COMPENSATION TO ARIE BELLDEGRUN, M.D., FACS

Background

Under the Companies Law, remuneration of the members of our board of directors requires, in addition to the approval of our compensation committee and board of directors, shareholder approval. The payment of additional director cash compensation to Arie Belldegrun, M.D., FACS, as described below, was approved by our compensation committee and board of directors in October 2018, and exceeded the limits set forth in the Prior Compensation Policy and therefore, in accordance with the Companies law, also requires approval by our shareholders.

It is proposed to pay Arie Belldegrun, M.D., FACS, our Chairman of the Board, additional director cash compensation of US$120,000 per year.

Additional Director Cash Compensation

Following the approval of our compensation committee and board of directors referenced above, our shareholders are asked to approve additional director cash compensation to Arie Belldegrun, M.D., FACS in the amount of US$120,000 per year.

Required Vote

The affirmative vote of the holders of a majority of the ordinary shares represented at the annual meeting in person or by proxy and voted thereon (excluding abstentions) is required to approve the resolutions set forth below, provided that either: (i) such majority includes a majority of the shares voted by shareholders who are not controlling shareholders and who do not have a personal interest in the relevant resolution, excluding abstentions; or (ii) the total number of shares of shareholders who are not controlling shareholders and who do not have a personal interest in the relevant resolution voted against the resolution does not exceed 2% of the voting rights of the Company.

In order for a vote on Proposal 3 to be counted, the voting shareholder must inform us (or if voting by proxy, indicate via a proxy card) whether or not he or she has a personal interest in the resolution under such proposal. In order to inform us accordingly, and therefore for your vote to be counted in respect of Proposal 3, you must indicate in Item 3A on the proxy card whether or not you have a personal interest or are a controlling shareholder of the Company. If you fail to so indicate on the proxy card, your vote will not be counted in respect of Proposal 3. A personal interest does not include a personal interest arising solely from the holding of shares in the Company. Please see the discussion under “How many votes are needed to approve each proposal?” above for definitions of the terms “controlling shareholder” and “personal interest” for purposes of this Proposal 3.

Proposed Resolutions

It is proposed that at the annual meeting the following resolution be adopted:

“RESOLVED, that the payment of additional director cash compensation of $120,000 per year to Arie Belldegrun, M.D., FACS, as described in UroGen Pharma Ltd.’s Proxy Statement, dated April 26, 2019, relating to the 2019 annual meeting of shareholders, be, and hereby is, approved.”

Our board of directors unanimously recommends

that you vote “FOR” the foregoing resolution.

PROPOSAL 4

APPROVAL OF A GRANT OF OPTIONS TO SHAWN C. TOMASELLO

Background

Under the Companies Law, remuneration of the members of our board of directors requires, in addition to the approval of our compensation committee and board of directors, shareholder approval. Accordingly, in June 2018, our shareholders approved grants of options to purchase 20,000 of our ordinary shares upon the initial appointment of any new member of the Board (the “Initial Director Grant”). Upon Shawn C. Tomasello’ appointment to the Board in July 2018, in addition to the Initial Director Grant, our compensation committee and board of directors approved the grant to Ms. Tomasello of an option to purchase 30,000 of our ordinary shares (the “Additional Grant”), which requires approval of our shareholders as it exceeds the Initial Director Grant. The Additional Grant was granted under our 2017 Equity Incentive Plan (the “2017 Plan”) with an exercise price of $49.40, which was the closing price of our ordinary shares on July 9, 2018, the date of grant of the Additional Grant and an exercise period of ten years from the date of grant. The Additional Grant vests 12 equal quarterly installments from the date of grant.

Required Vote

The affirmative vote of the holders of a majority of the ordinary shares represented at the annual meeting in person or by proxy and voted thereon (excluding abstentions) is required to approve the resolutions set forth below, provided that either: (i) such majority includes a majority of the shares voted by shareholders who are not controlling shareholders and who do not have a personal interest in the relevant resolution, excluding abstentions; or (ii) the total number of shares of shareholders who are not controlling shareholders and who do not have a personal interest in the relevant resolution voted against the resolution does not exceed 2% of the voting rights of the Company.

In order for a vote on Proposal 4 to be counted, the voting shareholder must inform us (or if voting by proxy, indicate via a proxy card) whether or not he or she has a personal interest in the resolution under such proposal. In order to inform us accordingly, and therefore for your vote to be counted in respect of Proposal 4, you must indicate in Item 4A on the proxy card whether or not you have a personal interest or are a controlling shareholder of the Company. If you fail to so indicate on the proxy card, your vote will not be counted in respect of Proposal 4. A personal interest does not include a personal interest arising solely from the holding of shares in the Company. Please see the discussion under “How many votes are needed to approve each proposal?” above for definitions of the terms “controlling shareholder” and “personal interest” for purposes of this Proposal 4.

Proposed Resolutions

It is proposed that at the annual meeting the following resolution be adopted:

“RESOLVED, that the grant of options to purchase an aggregate of 30,000 ordinary shares of the Company to Shawn C. Tomasello, as described in UroGen Pharma Ltd.’s Proxy Statement, dated April 26, 2019, relating to the 2019 annual meeting of shareholders, be, and hereby is, approved.”

Our board of directors unanimously recommends

that you vote “FOR” the foregoing resolution.

PROPOSAL NOS. 5 AND 6

APPROVAL OF THE TERMS OF EMPLOYMENT AND A GRANT OF EQUITY AWARDS TO EACH OF ELIZABETH BARRETT AND STEPHEN L. MULLENNIX

(SEPARATELY WITH RESPECT TO EACH OF ELIZABETH BARRETT AND STEPHEN L. MULLENNIX)

Background

Under the Companies Law, approval of the engagement terms of our office holders, under certain circumstances requires, in addition to the approval of our compensation committee and board of directors, shareholder approval. The engagement terms and grants of equity awards to each of Elizabeth Barrett and Stephen L. Mullennix, as described below, were approved by our compensation committee and board of directors in November 2018 and October 2018, respectively, and exceeded the limits set forth in the Prior Compensation Policy and therefore, in accordance with the Companies Law, also require approval by our shareholders.

It is proposed to pay:

•

Elizabeth Barrett, President, Chief Executive Officer and director of the Company, a signing bonus of US$300,000, an annual base salary of US$700,000, an annual discretionary bonus for 2019 of up to 100% of her base salary, with 50% guaranteed, and annual discretionary bonuses for years following 2020, with an annual target bonus of 50% of her base salary based on the achievement of corporate annual goals and objectives as the Board shall determine from time to time (“Target Bonus”); and

•	Stephen L. Mullennix, Chief Operating Officer of the Company, an annual base salary of US$425,000 and a 50% Target Bonus.

In addition, it is proposed that each of Elizabeth Barrett and Stephen L. Mullennix be granted equity awards to purchase certain amounts of our ordinary shares as further described below.

Grant of Equity Awards

Following the approval of our compensation committee and board of directors referenced above, our shareholders are asked to approve a grant of options to Elizabeth Barrett to purchase 277,432 of our ordinary shares (the “CEO Options”) and 317,065 RSUs. The CEO Options and RSUs were granted under the 2017 Plan. The exercise price of the options granted to Ms. Barrett was $47.57, which was the closing price of our ordinary shares on January 3, 2019, the date Ms. Barrett was granted the CEO Options (the “CEO Grant Date”) and the exercise period is ten years from the CEO Grant Date. The CEO Options and RSUs granted to Ms. Barrett vest as follows: 1/3rd of the shares subject to the awards vest on January 3, 2020, and the remaining shares vest in equal monthly installments over the next 24 months thereafter, subject to Mrs. Barret’s continuous service as of each such date.

Following the approval of our compensation committee and board of directors referenced above, our shareholders are asked to approve a grant of options to Stephen L. Mullennix to purchase 20,000 of our ordinary shares (the “COO Options”) and 5,000 RSUs (the “COO RSUs”). Upon his appointment as our Chief Operating Officer, Mr. Mullennix initially received a grant of options to purchase 45,000 of our ordinary shares and 12,000 RSUs. Subsequent to his appointment as our Chief Operating Officer, our compensation committee and Board determined to grant Mr. Mullennix the COO Options and additional COO RSUs to align his overall compensation with that of our Chief Financial Officer. The COO Options and COO RSUs were granted under the 2017 Plan. The exercise price of the options granted to Mr. Mullennix was $47.57, which was the closing price of our ordinary shares on October 28, 2018, the date Mr. Mullennix was granted the COO Options (the “COO Grant Date”) and the exercise period is ten years from the COO Grant Date. The COO Options and COO RSUs granted to Mr. Mullennix vest as follows: 1/3rd of the shares subject to the awards vest on February 14, 2019, and 1/12th of the shares subject to the awards vest quarterly thereafter, subject to subject to Mr. Mullennix’ continuous service as of each such date.

Required Vote

The affirmative vote of the holders of a majority of the ordinary shares represented at the annual meeting in person or by proxy and voted thereon (excluding abstentions) is required to approve each of the resolutions set forth below, provided that either: (i) such majority includes a majority of the shares voted by shareholders who are not controlling shareholders and who do not have a personal interest in the relevant resolution, excluding abstentions; or (ii) the total number of shares of shareholders who are not controlling shareholders and who do not have a personal interest in the relevant resolution voted against the resolution does not exceed 2% of the voting rights of the Company.

In order for a vote on each of Proposals 5 and 6 to be counted, the voting shareholder must inform us (or if voting by proxy, indicate via a proxy card) whether or not he or she has a personal interest in the resolution under the relevant proposal. In order to inform us accordingly, and therefore for your vote to be counted in respect of Proposal 5 or 6, you must indicate in Items 5A and 6A on the proxy card, as applicable, whether or not you have a personal interest in the resolution under the relevant proposal or are a controlling shareholder of the Company. If you fail to so indicate on the proxy card, your vote will not be counted in respect of Proposal 5 or 6, as applicable. A personal interest does not include a personal interest arising solely from the holding of shares in the Company. Please see the discussion under “How many votes are needed to approve each proposal?” above for definitions of the terms “controlling shareholder” and “personal interest” for purposes of Proposals 5 and 6.

Proposed Resolutions

It is proposed that at the annual meeting the following resolutions be adopted (separately with respect to Elizabeth Barrett and Stephen L. Mullennix):

“RESOLVED, that the employment terms and grant of options to purchase 277,432 ordinary shares of the Company and of 317,065 RSUs to Elizabeth Barrett, as described in UroGen Pharma Ltd.’s Proxy Statement, dated April 26, 2019, relating to the 2019 annual meeting of shareholders, be, and hereby is, approved.”

Our board of directors recommends that you vote “FOR” the foregoing resolution.

“RESOLVED, that the employment terms and grant of options to purchase 20,000 ordinary shares of the Company and of 5,000 RSUs to Stephen L. Mullennix, as described in UroGen Pharma Ltd.’s Proxy Statement, dated April 26, 2019, relating to the 2019 annual meeting of shareholders, be, and hereby is, approved.”

Our board of directors unanimously recommends

that you vote “FOR” the foregoing resolution.

PROPOSAL NOS. 7 AND 8

APPROVAL OF 2018 ANNUAL GOALS AND OBJECTIVES BONUS TO RON BENTSUR AND STEPHEN L. MULLENNIX

(SEPARATELY WITH RESPECT TO EACH OF RON BENTSUR AND STEPHEN L. MULLENIX)

Background

Under the Companies Law, approval of the engagement terms of our office holders, under certain circumstances requires, in addition to the approval of our compensation committee and board of directors, shareholder approval. The grants of 2018 Annual Goals and Objectives Bonus (“2018 G&O Bonus”) to Ron Bentsur and Stephen L. Mullennix, as described below, were approved by our compensation committee and board of directors in January 2019, and exceeded the limits set forth in the Prior Compensation Policy and therefore, in accordance with the Companies Law, also require approval by our shareholders.

It is proposed to pay:

•	Ron Bentsur, former Chief Executive Officer and former director of the Company, a 2018 G&O Bonus in the amount of US$334,000; and

•	Stephen L. Mullennix, Chief Operating Officer of the Company, a 2018 G&O Bonus in the amount of US$223,000.

Grant of 2018 Annual Goals and Objectives Bonus

Following the approval of our compensation committee and board of directors referenced above, our shareholders are asked to approve a grant of 2018 G&O Bonus to Ron Bentsur in the amount of US$334,000.

Following the approval of our compensation committee and board of directors referenced above, our shareholders are asked to approve a grant of 2018 G&O Bonus to Stephen L. Mullennix in the amount of US$223,000.

Required Vote

The affirmative vote of the holders of a majority of the ordinary shares represented at the annual meeting in person or by proxy and voted thereon (excluding abstentions) is required to approve each of the resolutions set forth below, provided that either: (i) such majority includes a majority of the shares voted by shareholders who are not controlling shareholders and who do not have a personal interest in the relevant resolution, excluding abstentions; or (ii) the total number of shares of shareholders who are not controlling shareholders and who do not have a personal interest in the relevant resolution voted against the resolution does not exceed 2% of the voting rights of the Company.

In order for a vote on each of Proposals 7 and 8 to be counted, the voting shareholder must inform us (or if voting by proxy, indicate via a proxy card) whether or not he or she has a personal interest in the resolution under the relevant proposal. In order to inform us accordingly, and therefore for your vote to be counted in respect of Proposals 7 and 8, you must indicate in Items 7A and 8A on the proxy card, as applicable, whether or not you have a personal interest in the resolution under the relevant proposal or are a controlling shareholder of the Company. If you fail to so indicate on the proxy card, your vote will not be counted in respect of Proposals 7 and 8, as applicable. A personal interest does not include a personal interest arising solely from the holding of shares in the Company. Please see the discussion under “How many votes are needed to approve each proposal?” above for definitions of the terms “controlling shareholder” and “personal interest” for purposes of Proposals 5 and 6.

Proposed Resolutions

It is proposed that at the annual meeting the following resolutions be adopted (separately with respect to Ron Bentsur and Stephen L. Mullennix):

“RESOLVED, that the grant of 2018 G&O Bonus to Ron Bentsur in the amount of US$334,000 to Ron Bentsur, as described in UroGen Pharma Ltd.’s Proxy Statement, dated April 26, 2019, relating to the 2019 annual meeting of shareholders, be, and hereby is, approved.”

Our board of directors unanimously recommends

that you vote “FOR” the foregoing resolution.

“RESOLVED, that the grant of 2018 G&O Bonus to Stephen L. Mullennix in the amount of US$223,000, as described in UroGen Pharma Ltd.’s Proxy Statement, dated April 26, 2019, relating to the 2019 annual meeting of shareholders, be, and hereby is, approved.”

Our board of directors unanimously recommends

that you vote “FOR” the foregoing resolution.

PROPOSAL 9

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, the Company’s shareholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our shareholders’ interests; consistent with current market practices. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, the Board is asking the shareholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Our board of directors unanimously recommends

that you vote “FOR” the foregoing resolution.

Because the vote is advisory, it is not binding on the Board of Directors or the Company. Nevertheless, the views expressed by the shareholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the compensation committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the annual meeting.

PROPOSAL 10

ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF

ADVISORY SHAREHOLDER APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Exchange Act also enable the Company’s shareholders, at least once every six years, to indicate their preference regarding how frequently the Company should solicit a non-binding advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement. Accordingly, the Company is asking shareholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. Alternatively, shareholders may abstain from casting a vote. For the reasons described below, the Board recommends that the shareholders select a frequency of one year.

After considering the benefits and consequences of each alternative, the Board recommends that the advisory vote on the compensation of the Company’s named executive officers be submitted to the shareholders every year. The Board believes that an annual advisory vote on the compensation of the Company’s named executive officers will provide the most timely feedback regarding the Company’s executive compensation practices. However, the Board is asking shareholders to indicate their preferred voting frequency by voting for one, two or three years or abstaining from voting on this proposal. The alternative among one year, two years or three years that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote on the matter at the annual meeting will be deemed to be the frequency preferred by the shareholders.

While the Board believes that its recommendation is appropriate at this time, the shareholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of the Company’s executive officer compensation practices should be held every year, every other year or every three years. The option among those choices that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting will be deemed to be the frequency preferred by the shareholders.

The Board and the compensation committee value the opinions of the shareholders in this matter, and the Board intends to hold say-on-pay votes in the future in accordance with the alternative that receives the most shareholder support, even if that alternative does not receive the support of a majority of the shares present and entitled to vote.

Our board of directors unanimously recommends

that you vote for “ONE YEAR” on Proposal 10.

PROPOSAL 11

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our Board has selected Kesselman & Kesselman, Certified Public Accountants (Israel), an independent registered public accounting firm and a member firm of PricewaterhouseCoopers International Limited, or Kesselman & Kesselman, as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the shareholders at the Annual Meeting.

Kesselman & Kesselman currently serves as our independent registered public accounting firm and audited our financial statements for the year ended December 31, 2018. Kesselman & Kesselman has served as our auditors since 2010. Kesselman & Kesselman does not have and has not had any financial interest, direct or indirect, in our Company, and does not have and has not had any connection with our company except in its professional capacity as our independent auditors.

Our audit committee and our Board believe that the continued retention of Kesselman & Kesselman to serve as our independent registered public accounting firm is in the best interests of the Company and its shareholders. As a matter of good corporate governance, we are asking shareholders to ratify such selection. If this selection is not ratified at the Annual Meeting, the audit committee intends to reconsider its selection of Kesselman & Kesselman. Even if the selection is ratified, the audit committee in its sole discretion may direct the selection of a different independent registered public accounting firm at any time during the fiscal year if the audit committee determines that such a change would be in the best interests of our company and its shareholders.

Audit and non-audit services to be provided by Kesselman & Kesselman are subject to the prior approval of the audit committee. In general, the audit committee’s policy is to grant such approval where it determines that the non-audit services are not incompatible with maintaining the independent registered public accounting firm’s independence and there are costs or other efficiencies in obtaining such services from the independent registered public accounting firm as compared to other possible providers. Representatives of Kesselman & Kesselman are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.

Our audit committee is directly responsible for appointing, compensating and providing oversight of the performance of our independent registered public accounting firm for the purpose of issuing audit reports and related work regarding our financial statements and the effectiveness of our internal control over financial reporting. The audit committee is also responsible for approving the audit fee of our independent registered public accounting firm. In order to assure continuing auditor independence, the audit committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm.

“For” votes from holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting that cast votes is required to ratify the selection of Kesselman & Kesselman. Abstentions and broker non-votes, if any, will have no effect.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for the years ended December 31, 2018 and 2017, by Kesselman & Kesselman, our principal accountant.

	Year Ended December 31,
	2018	2017
	(in thousands)
Audit Fees(1)	$377,463	$294,864
Audit-related Fees(2)	89,619	104,408
Tax Fees (3)	4,431	5,000

Total Fees	$471,513	$404,272

(1)	For the years ended December 31, 2018 and 2017, the aggregate audit fees billed for professional services rendered for audits and quarterly reviews of our consolidated financial statements.
(2)	For the years ended December 31, 2018 and 2017, audit-related fees billed by Kesselman & Kesselman pertained to services rendered in connection with procedures required for filings with the SEC.
(3)	Tax fees consist of fees for tax consultation and compliance services.

All fees described above were pre-approved by the audit committee.

We furnished the foregoing disclosure to Kesselman & Kesselman.

Pre-Approval Procedures

Our audit committee pre-approves of audit and non-audit services rendered by our independent registered public accounting firm, Kesselman & Kesselman. Our audit committee pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of our audit committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service.

Our audit committee has determined that the rendering of services other than audit services by Kesselman & Kesselman is compatible with maintaining the principal accountant’s independence.

Our board of directors unanimously recommends

that you vote “FOR” Proposal 11.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information relating to the beneficial ownership of our ordinary shares as of March 31, 2019, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding ordinary shares;

•	each of our directors and each nominee for director;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is based upon 20,621,496 ordinary shares issued and outstanding as of March 31, 2019 and determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated, we believe that the persons or entities identified in this table have sole voting and investment power with respect to all shares shown beneficially owned by them, subject to applicable community property laws. Ordinary shares issuable upon vesting of outstanding equity awards that are exercisable or subject to vesting within 60 days after March 31, 2019 are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the awards but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.

Unless otherwise noted below, the address of each shareholder, director and executive officer is c/o UroGen Pharma Ltd., 499 Park Avenue, New York, New York 10022.

Name Of Beneficial Owner	Number	Percent
Greater than 5% Shareholders
Menora Mivtachim Holdings Ltd.(1)	2,499,870	11.9%
Consonance Capman GP LLC(2)	1,515,422	7.3%
Entities affiliated with Pontifax Management III G.P. (2011) Ltd.(3)	1,482,667	7.2%
Directors and Named Executive Officers
Elizabeth Barrett	—	*
Ron Bentsur(4)	137,790	*
Gil Hakim(5)	53,334	*
Gary Titus(6)	—	*
Peter P. Pfreundschuh(7)	1,000	*
Stephen L. Mullennix(8)	33,071	*
Mark P. Schoenberg(9)	134,658	*
Arie Belldegrun(10)	366,193	1.8%
Cynthia M. Butitta(11)	32,500	*
Fred E. Cohen(12)	37,500	*
Kathryn E. Falberg(13)	50,437	*
Stuart Holden(14)	65,500	*
Ran Nussbaum(15)	1,482,667	7.2%
Shawn C. Tomasello(16)	12,500	*
All current directors and executive officers as a group (11 persons)(17)	2,216,026	10.5%

*	Indicates beneficial ownership of less than 1% of the total ordinary shares outstanding.

(1)

Represents ordinary shares beneficially owned as of December 31, 2018, based on a Schedule 13G/A filed on February 14, 2019, by Menora Mivtachim Holdings Ltd. In such filing, Menora Mivtachim Holdings Ltd. lists its address as Menora House, 23 Jabotinsky St., Ramat Gan 5251102, Israel, and indicates that it has shared voting power with respect to 2,499,870 ordinary shares and shared dispositive power with respect to 2,499,870 ordinary shares.

(2)

Represents ordinary shares beneficially owned as of December 31, 2018, based on a Schedule 13G/A filed on February 14, 2019. Consonance Capital Master Account LP (“Consonance Master”) directly holds 1,450,885 ordinary shares (the “Master Account Shares”). Consonance Capital Management LP (the “Adviser”) is the investment adviser of Consonance Master, and pursuant to an investment advisory agreement (the “Advisory Agreement”), the Adviser exercises voting and investment power over the Master Account Shares held by Consonance Master. Consonance Capman GP LLC (“Capman”) is the general partner of the Adviser and Mitchell Blutt, as the Manager & Member of Capman and Chief Executive Officer of the Adviser, may be deemed to control Capman and the Adviser. A managed account managed by Consonance Capital Opportunity Fund Management LP (“Consonance Opportunity”) directly holds 64,537 ordinary shares (the “Managed Account Shares”). Capman is the general partner of Consonance Opportunity and Mitchell Blutt, as the Manager & Member of Capman, may be deemed to control Capman and Consonance Opportunity. Each of Consonance Opportunity, Capman and Mr. Blutt may be deemed to beneficially own the Managed Account Shares.

(3)

Consists of 968,525 ordinary shares and 42,257 ordinary shares issuable upon exercise of outstanding options held by Pontifax (Israel) III, L.P. within 60 days following March 31, 2019, as well as 452,162 ordinary shares and 19,723 ordinary shares issuable upon exercise of outstanding options held by Pontifax (Cayman) III, L.P. within 60 days following March 31, 2019.

(4)	Mr. Bentsur resigned in January 2019. Consists of 38,113 ordinary shares and 96,677 ordinary shares issuable upon exercise of options within 60 days following March 31, 2019.
(5)	Mr. Hakim resigned in August 2018. Consists of 53,334 ordinary shares issuable upon exercise of options wthin 60 days following March 31, 2019.
(6)	Mr. Titus resigned in July 2018.
(7)	Consists of 1,000 ordinary shares.
(8)	Consists of 4,230 ordinary shares and 28,841 ordinary shares issuable upon exercise of options or upon settlement of restricted stock units within 60 days following March 31, 2019.
(9)	Consists of 5,731 ordinary shares and 128,927 ordinary shares issuable upon exercise of options or upon settlement of restricted stock units within 60 days following March 31, 2019.
(10)	Consists of 212,211 ordinary shares and 153,982 ordinary shares issuable upon exercise of options or upon settlement of restricted stock units within 60 days following March 31, 2019.
(11)	Consists of 32,500 ordinary shares issuable upon exercise of options or upon settlement of restricted stock units within 60 days following March 31, 2019.
(12)	Consists of 15,000 ordinary shares and 22,500 ordinary shares issuable upon exercise of options or upon settlement of restricted stock units within 60 days following March 31, 2019.
(13)

Consists of 16,217 ordinary shares held by the Kathryn E. Falbert Trust, of which Ms. Falberg is a trustee, and 34,166 ordinary shares issuable upon exercise of options or upon settlement of restricted stock units held by Ms. Falberg within 60 days following March 31, 2019.

(14)	Consists of 65,500 ordinary shares issuable upon exercise of options or upon settlement of restricted stock units within 60 days following March 31, 2019.
(15)

Consists of the securities held by Pontifax (Israel) III Limited Partnership and Pontifax Cayman III Limited Partnership described in note 3 above. Mr. Nussbaum is a director Pontifax (Israel) III Limited Partnership and Pontifax Cayman III Limited Partnership.

(16)	Consists of 12,500 ordinary shares issuable upon exercise of options or upon settlement of restricted stock units within 60 days following March 31, 2019.
(17)	Includes the shares described in notes (7) through (16).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our ordinary shares and other equity securities. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

During the year ended December 31, 2018, we were a foreign private issuer and as such the Section 16(a) filing requirements were not applicable to our officers, directors or greater than 10% beneficial owners.

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth information concerning our executive officers, including their ages, as of the date of this proxy statement.

NAME OF EXECUTIVE OFFICER	AGE	POSITION(S)
Elizabeth Barrett	56	Chief Executive Officer and Director
Peter P. Pfreundschuh	50	Chief Financial Officer
Stephen L. Mullennix	47	Chief Operating Officer
Mark P. Schoenberg, MD	61	Chief Medical Officer

Biographical information for our Chief Executive Officer and Director, Elizabeth Barrett, is included above under Proposal 1.

Peter P. Pfreundschuh has served as our Chief Financial Officer since August 2018. He previously served as the Chief Financial Officer of Sucampo Pharmaceuticals, Inc. Prior to joining Sucampo, Mr. Pfreundschuh was Executive Vice President of Finance and Chief Financial Officer of Immunomedics Inc. Before Immunomedics, Mr. Pfreundschuh was Chief Financial Officer for CircuLite, Inc. Mr. Pfreundschuh’s previous roles include leadership positions in finance, commercial operations and business development within the pharmaceutical industry at AstraZeneca Pharmaceuticals LP, and Johnson & Johnson. He is currently a board member of Speratus Therapeutics, Inc., and GitBasic LLC. Mr. Pfreundschuh has also previously served as an advisor or board member to Immunomedics Inc., CircuLite Inc., and Reproductive Medical Associates of New Jersey, in addition to other companies and private organizations. He holds a B.S. degree in accounting from Rutgers University School of Business, an M.B.A in Finance from Rider University Graduate School of Business, and completed Masters coursework in Strategic Marketing for the Healthcare Industry at Northwestern University’s Kellogg School of Management. Mr. Pfreundschuh is a Certified Public Accountant (CPA) licensed in the State of New Jersey, and started his career with Ernst & Young LLP.

Stephen L. Mullennix has served as our Chief Operating Officer since February 2018. Mr. Mullennix previously served as Chief Financial Officer and Senior Vice President of Operations for SolarReserve, LLC. Prior to SolarReserve, Mr. Mullennix served as a Managing Director at US Renewables Group, a private equity investment fund, Associate Vice President at AECOM Technology Company, and a Co-Founder of Ennix Incorporated. Mr. Mullennix. Mr. Mullennix earned a Master of Business Administration (with Honors) from the Anderson School at University of California Los Angeles. He holds a Bachelor of Arts degree in Economic Geography from Dartmouth College where he graduated Phi Beta Kappa and summa cum laude.

Mark P. Schoenberg, M.D. has served as our Chief Medical Officer since December 2017 and, prior to that, served as our Medical Director since February 2016. Dr. Schoenberg has over 20 years of experience in clinical practice and research focused on the care of patients with all forms of bladder cancer. Since April 2014, Dr. Schoenberg has been University Professor and Chairman of the Urology Department at The Montefiore Medical Center for The Albert Einstein College of Medicine of Yeshiva University. Prior to joining Montefiore, from 2005 to 2014, Dr. Schoenberg served as Director of Urologic Oncology and Bernard L. Schwartz Distinguished Professor of Urologic Oncology at Johns Hopkins Hospital. Dr. Schoenberg is also the past chair of the Medical Advisory Board of the Bladder Cancer Advocacy Network, the author of The Guide to Living with Bladder Cancer, co-editor of The Textbook of Bladder Cancer, a contributor to Campbell’s Urology and a past Senior Editor of the journal Seminars in Urologic Oncology. Dr. Schoenberg received his M.D. (Alpha Omega Alpha) from the University of Texas Health Sciences Center and completed his residency in General Surgery and Urology at the Hospital of The University of Pennsylvania, where he served as chief resident and urology instructor, before completing basic research and clinical urologic oncology fellowships at Johns Hopkins under the auspices of The American Cancer Society. Dr. Schoenberg is a fellow of the American College of Surgeons, as well as a member of the American Association of Cancer Research, the Society of Urologic Oncology and the American Urological Association.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

We became a public company in May 2017. As of January 2019 we ceased to be an emerging growth company and, therefore, this Proxy Statement includes detail regarding executive compensation that would not have been required had we been an emerging growth company, including this Compensation Discussion and Analysis, additional compensation tables for “Grants of Plan-Based Awards,” “Option Exercises and Stock Vested,” and “Potential Payments upon Termination or Change in Control” and an advisory vote on the preferred frequency of advisory votes on the compensation of our named executive officers, which is included as Proposal 10 in this Proxy Statement.

This Compensation Discussion and Analysis discusses our executive compensation policies and how and why our compensation committee arrived at specific compensation decisions for the year ending December 31, 2018. It provides qualitative information on the factors relevant to these decisions and the manner in which compensation is awarded to our named executive officers for the fiscal year ended December 31, 2018, which consist of our former principal executive officer, our principal financial officer, our former principal financial officer and the next three most highly compensated executive officers. Our Named Executive Officers for 2018 were:

Name	Position(s)
Ron Bentsur	Former President and Chief Executive Officer
Peter P. Pfreundschuh	Chief Financial Officer
Gary S. Titus	Former Chief Financial Officer
Stephen L. Mullennix	Chief Operating Officer
Mark P. Schoenberg	Chief Medical Officer
Gil Hakim	Former President, Israel Operations

Executive Summary

The important features of our executive compensation program include the following:

•

A substantial portion of executive pay is tied to performance. We structure a significant portion of our named executive officers’ compensation to be variable, at risk and tied directly to our measurable performance.

•

Our executive bonuses are dependent on the Company and the officer achieving annually determined goals and objectives. Our annual performance-based bonus opportunities for all of our named executive officers are determined by the compensation committee in its sole discretion based upon the Company’s and the officer’s achievement of goals and objectives determined on an annual basis by the Company.

•

We emphasize long-term equity incentives. Equity awards are an integral part of our executive compensation program and comprise the primary “at-risk” portion of our named executive officer compensation package. During 2018, we granted our executive officers options to purchase our ordinary shares and restricted stock units. These awards strongly align our executive officers’ interests with those of our shareholders by providing a continuing financial incentive to maximize long-term value for our shareholders and by encouraging our executive officers to remain in our long-term employ.

•	We do not provide our executive officers with any excise tax gross ups.

•	We generally do not provide executive fringe benefits or perquisites to our executives, such as car allowances.

•

Our compensation committee has retained an independent third-party compensation consultant for guidance in making compensation decisions. The compensation consultant advises the compensation committee on market practices, including identifying a peer group of companies and their compensation practices, so that our compensation committee can regularly assess the Company’s individual and total compensation programs against these peer companies, the general marketplace and other industry data points.

Objectives, Philosophy and Elements of Executive Compensation

Our compensation program aims to achieve the following main objectives:

•	attract and retain and reward highly qualified executives;

•	provide incentives that motivate and reward for achievement of our key performance goals that increase shareholder value over the long-term;

•	align our executives’ interests with those of our shareholders; and

•	link pay to company performance.

Our executive compensation program generally consists of, and is intended to strike a balance among, the following three principal components: base salary, annual performance-based bonuses and long-term incentive compensation. We provided signing bonuses to our executive officers when they joined the Company. We also provide our executive officers with benefits available to all our employees, including participation in employee benefit plans. The following chart summarizes the three main elements of compensation, their objectives and key features.

Element of Compensation	Objectives	Key Features
Base Salary (fixed cash)	Provides financial stability and security through a fixed amount of cash for performing job responsibilities.	Generally reviewed annually and determined based on a number of factors (including individual performance and the overall performance of our Company) and by reference, in part, to market data provided by our independent compensation consultant.

Performance Bonus (at-risk cash)	Motivates and rewards for attaining key annual Company and executive officer performance goals and objectives.	Target bonus amounts are generally reviewed annually and determined based upon positions that have similar impact on the organization and competitive bonus opportunities in our market. Bonus opportunities are dependent upon achievement of specific corporate performance objectives consistent with our long-term strategic plan and individual performance objectives that relate to the officer’s role and expected contribution toward reaching our corporate goals, generally determined by the compensation committee and communicated at the beginning of the year. Actual bonus amounts earned are determined after the end of the year, taking into account corporate and individual performance objectives.

Long-Term Incentive (at-risk equity)	Motivates and rewards for long-term Company performance; aligns executives’ interests with shareholder interests and changes in shareholder value.	Equity opportunities are generally reviewed annually and may be granted during the first half of the year or as appropriate during the year for new hires, promotions, or other special circumstances, such as to encourage retention, or as a reward for significant achievement.

	Attracts highly qualified executives and encourages their continued employment over the long-term.	Individual awards are determined based on a number of factors, including current corporate and individual performance and market data provided by our independent compensation consultant.

We focus on providing a competitive compensation package to our executive officers which provides significant short and long-term incentives for the achievement of measurable Company and executive officer goals and objectives. We believe that this approach provides an appropriate blend of short-term and long-term incentives to maximize shareholder value.

We do not have any formal policies for allocating compensation among salary, performance bonus awards and equity grants, short-term and long-term compensation or among cash and non-cash compensation. Instead, the compensation committee uses its judgment to establish a total compensation program for each named executive officer that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. However, historically we have structured a significant portion of the named executive officers’ total target compensation so that it is comprised of performance-based bonus opportunities and long-term equity awards, in order to align the executive officers’ incentives with the interests of our shareholders and our corporate goals.

How We Determine Executive Compensation

Role of our Compensation Committee, Management and the Board

The compensation committee is appointed by the Board and has responsibilities related to the compensation of the Company’s directors, officers, and employees and the development and administration of the Company’s compensation plans. For details on the compensation committee’s oversight of the executive compensation program, see the section titled “Information Regarding Committees of the Board of Directors—Compensation, Nominating and Corporate Governance Committee” beginning on page 17 of this Proxy Statement. Our compensation committee consists solely of independent members of the Board.

The compensation committee reviews all compensation paid to our executive officers, including our named executive officers. The Chief Executive Officer evaluates and provides to the compensation committee performance assessments and compensation recommendations. While the Chief Executive Officer discusses her recommendations with the compensation committee, she does not participate in the deliberations concerning, or the determination of, her own compensation. The compensation committee discusses and makes final determinations with respect to executive compensation matters without the Chief Executive Officer present during discussions of the Chief Executive Officer’s compensation. From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, provide financial or other background information or advice or otherwise participate in the compensation committee meetings.

The compensation committee meets periodically throughout the year to manage and evaluate our executive compensation program, and generally determines the principal components of compensation (base salary, performance bonus and equity awards) for our executive officers on an annual basis; however, decisions may occur at other times for new hires, promotions or other special circumstances as our compensation committee determines appropriate. The compensation committee does not delegate authority to approve executive officer compensation. The compensation committee does not maintain a formal policy regarding the timing of equity awards to our executive officers.

Role of Compensation Consultant

The compensation committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The compensation committee has retained Compensia, Inc., or Compensia, as its compensation consultant. Compensia developed a group of peer companies to use as a reference in making executive compensation decisions, evaluating current executive pay practices and considering different compensation programs to aid making executive pay decisions for 2018. Compensia also conducted market research and analysis to assist the compensation committee in developing executive compensation levels, including appropriate salaries, target bonus amounts and equity awards for our executives, including the named executive officers. Compensia also conducted a review of our director compensation policies and practices.

The compensation committee has analyzed whether the work of Compensia as compensation consultant raises any conflict of interest, taking into account relevant factors in accordance with SEC guidelines. Based on its analysis, our compensation committee determined that the work of Compensia and the individual compensation advisors employed by Compensia does not create any conflict of interest pursuant to the SEC rules and Nasdaq listing standards.

Use of Competitive Market Compensation Data

The compensation committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies with which we compete for top talent. To this end, the compensation committee directed Compensia to develop a proposed list of our peer group companies to be used in connection with assessing the compensation practices of the publicly traded companies with whom we compete.

In May 2017, in connection with our IPO, the compensation committee engaged Compensia to develop a public company compensation peer group that would serve as a primary source of data for determining the compensation of our executive officers following our IPO. Working with Compensia, the compensation committee approved a group of companies that were identified as peers based on alignment with our Company’s industry, stage of drug development, headcount, and market capitalization.. The peer group that was identified in May 2017 and used in research that informed 2018 executive compensation decision-making included the following companies: Advaxis, Atara Biotherapeutics, Calithera Biosciences, Celldex Therapeutics, ChemoCentryx, Conatus Pharmaceuticals, Curis, Fate Therapeutics, Geron, Immune Design, Karyopharm Therapeutics, Kura Oncology, OncoMed Pharmaceuticals, Rigel Pharmaceuticals, Stemline Therapeutics, Syndax Pharmaceuticals, and Syros Pharmaceuticals.

In 2017, using data compiled from the peer companies, or peer data, Compensia completed an assessment of our executive compensation to inform the compensation committee’s determinations regarding executive compensation for 2018. Compensia prepared and the compensation committee reviewed, a range of market data reference points with respect to base salary, performance bonuses, equity compensation (valued based both on an approximation of grant date fair value and as well as ownership percentage), total target cash compensation (base salary and the annual target performance bonus) and total direct compensation (total target cash compensation and equity compensation) with respect to each of the named executive officers.

The Named Executive Officers whose compensation was the focus on this research included Ron Bentsur, Gary Titus, Gil Hakim, and Mark Schoenberg. In establishing 2018 pay for this group of executives, the compensation committee generally targeted the 50th percentile of the market data. When 2018 compensation was established, Peter Pfreundschuh and Stephen Mullenix had not yet joined the Company.

As a supplement to the peer group research completed in 2017, the compensation committee also requested information specific to new hire executive compensation when finalizing pay for our Chief Operating Officer and Chief Financial Officer, both of whom were hired during 2018. Compensia’s research of new hire executive compensation was not limited to the peer companies approved in 2017 and focused on compensation packages of recently hired executives among comparable companies.

Market data is only one of the factors that the compensation committee considers in making compensation decisions. The compensation committee considers other factors as described below under “Factors Used in Determining Executive Compensation” and in particular the compensation committee and the Board considered the unique experience and expertise that Ms. Barrett brought to the Company when determining her compensation package, which exceeded the 75th percentile of the market data.

Factors Used in Determining Executive Compensation

Our compensation committee sets the compensation of our executive officers at levels they determine to be competitive and appropriate for each named executive officer, using their professional experience and judgment. Pay decisions are not made by use of a formulaic approach or benchmark; the compensation committee believes that executive pay decisions require consideration of a multitude of relevant factors which may vary from year to year. In making executive compensation decisions, the compensation committee generally takes into consideration the factors listed below.

•	Company performance and existing business needs

•	Each named executive officer’s individual performance, scope of job function and the critical skill set of the named executive officer to the company’s future performance

•	The need to attract new talent to our executive team and retain existing talent in a highly competitive industry

•	A range of market data reference points, as described above under “Use of Competitive Market Compensation Data”.

•	Recommendations from consultants on compensation policy determinations for the executive officer group

2018 Executive Compensation Program

Base Salary

The base salaries of our executive officers are designed to compensate them for day-to-day services rendered during the fiscal year. Appropriate base salaries are used to recognize the experience, skills, knowledge and responsibilities required of each executive officer and to allow us to attract and retain individuals capable of leading us to achieve our business goals in competitive market conditions.

The base salaries of our executive officers are reviewed at least annually by our compensation committee and adjustments are made to reflect Company and individual performance, as well as competitive market practices. Our compensation committee also takes into account subjective performance criteria, such as an executive officer’s ability to lead, organize and motivate others, develop the skills necessary to mature with us, set realistic goals to be achieved in his or her respective area, and recognize and pursue new business opportunities that enhance our growth and success. Our compensation committee does not apply specific formulas to determine increases, but instead makes an evaluation of each executive officer’s contribution to our long-term success. Annual adjustments to base salaries are effective as of January 1 of each year, with mid-year adjustments to base salaries made under special circumstances, such as promotions or increased responsibilities, or to align certain base salaries with those of individuals in comparable positions at the companies in our compensation peer group.

The 2018 base salaries for our executive officers were as follows:

Executive	Base Salary	Percentage Increase in Base Salary from December 2017
Ron Bentsur	$535,000	18.9%
Peter P. Pfreundschuh	$425,000	—
Gary S. Titus	$350,000	7.7%
Stephen L. Mullennix	$425,000	—
Mark P. Schoenberg	$200,000	—
Gil Hakim	$360,000	10.77%

Annual Performance Bonus

Our Named Executive Officers are eligible to receive performance-based cash bonuses, which are designed to provide appropriate incentives to our executive officers to achieve defined annual corporate goals and to reward them for individual performance towards these goals. The annual performance-based bonus each current named executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals and objectives that the Board establishes each year. At the end of the year, the Board and compensation committee review our performance and approve the extent to which we achieved each of these corporate goals. Generally, the Board and compensation committee will assess each named executive officer’s individual contributions towards reaching our annual corporate goals and objectives, but does not typically establish specific individual goals for our named executive officers.

The table below sets forth the targets for our NEOs for 2018, as provided for in their respective employment agreements. The target percentage is paid as a percentage of such executive officer’s base salary. For example, if 100% of the Company’s performance goals are achieved for 2018, this would yield our Chief Financial Officer, Peter Pfreundschuh, a cash incentive award of 50% of his 2018 base salary.

Executive Officer	Target Percentage of Base Salary
Ron Bentsur	50%
Mark P. Schoenberg	40%
Stephen L. Mullenix	50%
Peter P. Pfreundschuh	50%

In the first quarter of 2018, the compensation committee established the corporate goals described below. Our objective corporate goals are directly aligned with our specific strategic goals, including advancing our development programs, our research function, our clinical activities, commercialization activities and certain corporate and financial goals, which we believe will create long-term value for stockholders. The maximum corporate achievement for 2018 was 125% of our 2018 corporate goals. In January 2019, the compensation committee evaluated the accomplishments and performance of the Company against such corporate goals. After its consideration of the Company’s performance, as more specifically described below, the compensation committee rated our 2018 corporate achievement at 125% of our 2018 corporate goals.

Corporate Goal	Weighting	Corporate Achievement
Topline Data for UGN-101 in the third/fourth quarter of 2018	55%	Achieved
NDA readiness for rolling submission by year-end	30%	Achieved
Initiation of UGN-102 trial in the third quarter of 2018	10%	Achieved
Completion of pre-clinical work for UGN-201 by December 31, 2018	5%	Achieved
Breakthrough Therapy Designation for UGN-101	15%	Achieved
Receive European Guidance Subject to Positive Market Research	10%	Achieved

In February 2019, after making these determinations regarding level of corporate performance achieved against the pre-established performance goals, the compensation committee reviewed and approved corporate cash incentives as set forth in the table below. The compensation committee may, in its sole discretion, eliminate any individual cash incentive or reduce or increase the amount of compensation payable with respect to any individual cash incentive.

	2018 Target Annual Cash Incentive		2018 Actual Annual Cash Incentive Paid
Named Executive Officer	% of Base Salary	$	% of Target Annual Cash Incentive	$
Ron Bentsur	50%	$267,498	125%	$334,000
Mark P. Schoenberg	40%	$80,000	125%	$100,000
Stephen L. Mullennix(1)	50%	$212,500	125%	$233,000
Peter P. Pfreundschuh(2)	50%	$201,550	125%	$97,000

(1)	Mr. Mullennix’s Bonus Target was applied pro rata for mid-year adjustment, as well as due to his commencement of employment in February 2018.
(2)	Mr. Pfreundschuh’s Bonus Target was applied pro rata due to his commencement of employment with us in August 2018.

Equity Awards

In 2018, the compensation committee approved the following grants of options to purchase our ordinary shares and RSUs to our named executive officers.

Executive	Share Option Grant (# shares)	Restricted stock units (# shares)(4)
Ron Bentsur(1)	50,000	—
Peter P. Pfreundschuh(2)	50,000	12,500
Gary S. Titus(1)	20,000	—
Stephen L. Mullennix(3)	65,000	21,107
Mark P. Schoenberg	—	—
Gil Hakim(1)	30,000	—

(1)	The option granted to Mr. Bentsur vests monthly over a period of three years.
(2)

The option granted to Mr. Pfreundschuh vests with respect to 33.33% of the shares underlying the option on the one-year anniversary of the vesting commencement date, with the balance vesting in equal quarterly installments thereafter over the next two years.

(3)

The option granted to Mr. Mullennix vests with respect to 33.33% of the shares underlying the option on February 14, 2019 with the balance vesting in equal quarterly installments thereafter over the next two years.

(4)	Each restricted stock unit vests 33.33% on the one-year anniversary of the vesting commencement date and 12.5% of the remaining shares will vest in eight equal quarterly installments thereafter

The annual equity grants to our named executive officers are evaluated and approved by the compensation committee in the context of each named executive officer’s total compensation and take into account the market data provided by compensation consultants in addition to the individual officer’s responsibilities and performance. The compensation committee also takes into account the recommendations of the Chief Executive Officer with respect to appropriate grants and any particular individual circumstances.

Other Features of Our Executive Compensation Program

Agreements with Our Named Executive Officers

We have entered into written employment agreements with each of our executive officers. Each of these employment agreements provides for “at will” employment and set forth the initial compensation arrangements for the executive officer, including an initial base salary, an annual cash opportunity, and an equity award recommendation. These agreements and the proprietary information and invention assignment agreements each executive officer executes upon commencing employment at the Company also set forth the rights and responsibilities of each party and include, among other rights and responsibilities, the prohibition on the executive officer from engaging directly or indirectly in competition with us, soliciting any of our employees, or disclosing our confidential information.

Below are descriptions of our employment agreements with our executive officers. For a discussion of the severance payments and other benefits to be provided in connection with an involuntary termination of employment, including in connection with a change in control of the Company under the arrangements with our executive officers, please see “—Severance and Change in Control Benefits” below.

Ron Bentsur. On August 15, 2015, we entered into an employment agreement with Mr. Bentsur. Pursuant to the terms of the agreement, Mr. Bentsur was entitled to receive an annual base salary of 100,000 New Israeli Shekels. Under the terms of the agreement, Mr. Bentsur was also granted 77,000 restricted stock units, and the right to receive up to an additional 18,000 restricted shares or restricted stock units upon the achievement of specified milestones. On September 1, 2017, we entered into an amendment to Mr. Bentsur’s employment agreement, pursuant to which Mr. Bentsur was entitled to receive a gross monthly salary as determined by our board of directors and additional contributions to an education and managers insurance fund in an amount not higher than the highest amount recognized under Israeli tax law for deductions towards retirement plans.

On January 3, 2019, we entered into a separation and release agreement with Mr. Bentsur, pursuant to which Mr. Bentsur agreed to provide transition support services as may be reasonably requested by Elizabeth Barrett for a period of six months. Mr. Bentsur also provided us with a release and waiver of claims. In accordance with this agreement, all unvested equity awards held by Mr. Bentsur received 12 months of vesting acceleration, and the exercise period for all options held by Mr. Bentsur was extended to December 31, 2019. In addition, we agreed to pay Mr. Bentsur an annual performance bonus for 2018 equal to 50% of Mr. Bentsur’s base salary in effect immediately prior to the agreement, multiplied by the achievement percentage of our 2018 company performance goals. We also agreed to pay Mr. Bentsur a one-time payment of $401,250.

Peter P. Pfreundschuh. On July 31, 2018, we entered into an employment agreement with Mr. Pfreundschuh. Pursuant to the terms of the agreement, Mr. Pfreundschuh is entitled to an annual base salary of $425,000 and is eligible for a target annual cash bonus equal to 50% of his base salary. Mr. Pfreundschuh was granted an initial new hire option to purchase 50,000 ordinary shares and 12,500 restricted stock units.

Gary S. Titus. On June 11, 2015, we entered into an employment agreement with Mr. Titus. Pursuant to the terms of the agreement, Mr. Titus was entitled to an annual base salary of $275,000. Mr. Titus was also entitled to a one-time cash bonus of $25,000 and options to purchase 3,000 of our ordinary shares upon the consummation of an underwritten initial public offering or a private financing of $20 million or greater. Mr. Titus received this one-time bonus payment in connection with our initial public offering in May 2017. Pursuant to the terms of the agreement Mr. Titus also received on option to purchase 17,000 of our ordinary shares upon the commencement of his employment, with all such options vesting over four years.

On July 11, 2018, we entered into a separation and release agreement with Mr. Titus, pursuant to which Mr. Titus agreed to provide consulting services to us for a period of six months. Mr. Titus also provided us with a release and waiver of claims. Under the terms of the agreement, we agreed to pay Mr. Titus $175,000 in severance as well as an amount equal to 50% of Mr. Titus’ target bonus for 2018, for a total payment of $245,000.

Stephen L. Mullennix. On October 28, 2018, we entered into an employment agreement with Mr. Mullennix. Pursuant to the terms of the agreement, Mr. Mullennix is entitled to an annual base salary of $425,000 and is eligible for a target annual cash bonus equal to 50% of his base salary. Mr. Mullennix was granted an initial new hire option to purchase 45,000 ordinary shares and 12,000 restricted stock units pursuant to a March 7, 2018 agreement with the Company. Pursuant to the terms of Mr. Mullennix’ employment agreement dated October 28, 2018, Mr. Mullennix was granted and additional option to purchase 20,000 ordinary shares and an additional 5,000 restricted stock units.

Mark P. Schoenberg. On December 5, 2017, we entered into an employment agreement with Dr. Schoenberg. Pursuant to the terms of the agreement and Dr. Schoenberg’s full-time status, Dr. Schoenberg is entitled to an annual base salary of $200,000 and is guaranteed a minimum cash bonus of 20% of his base salary and is eligible to receive an additional cash bonus of 20% of his base salary, based on the achievement of Company goals and objectives. Dr. Schoenberg was granted an initial option to purchase 15,000 ordinary shares and 12,500 restricted stock units upon his appointment his appointment as Chief Medical Officer under the terms of the agreement.

Gil Hakim. In November 2012, we entered into an employment agreement with Mr. Hakim. Pursuant to the terms of the employment agreement, Mr. Hakim was entitled to receive an annual base salary of 45,000 New Israeli Shekels and contributions to an education fund, a $75,000 bonus payment for the period ended December 31, 2012 and options to purchase 7,782 ordinary shares. On April 1, 2018, we entered into an amendment to Mr. Hakim’s employment agreement, pursuant to which Mr. Hakim was entitled to receive a gross monthly salary as determined by our board of directors and additional contributions to an education fund and managers insurance or pension plan.

On September 5, 2018, we entered into a separation and release agreement with Mr. Hakim, pursuant to which Mr. Hakim provided us with a release and waiver of claims. In accordance with the terms of this agreement, all unvested options to purchase ordinary shares of the Company held by Mr. Hakim vested.

On September 1, 2018, we entered into a consulting agreement with Mr. Hakim. Pursuant to the terms of the agreement, Mr. Hakim received a consulting fee of $117,771 paid in three equal consecutive monthly payments as of October 1, 2018.

Severance and Change in Control Benefits

Our employment agreements with our named executive officers provide that our named executive officers are eligible for severance benefits outside of a change of control event if they are terminated without cause or resign for good reason.

If there is a change in control and the named executive officer is terminated without cause or terminates their employment for good reason, in either case within three months prior to, or 24 months following the effective date of the change in control, and provided a separation agreement has become effective, the named executive officer shall be entitled to the following benefits: (a) a lump sum payment equal to the sum of (1) 12 months of their then-current annual base salary and (2) 100% of their current target bonus percentage of their current annual base salary. With respect to Ms. Barrett, Mr. Pfreundschuh and Dr. Schoenberg, in the event a change in control occurs prior to a named executive officer’s termination of employment, 100% of the named executive officer’s equity grants that have not yet become exercisable or vested shall become exercisable and vested immediately prior to the closing of the transaction resulting in a change in control. In addition, in the event Dr. Schoenberg is terminated without cause or resigns for good reason within 60 days before a change in control, 100% of Dr. Schoenberg’s equity grants that have not yet become exercisable or vested shall become exercisable and vested as of the date of the closing of the transaction resulting in a change in control. In the case of Mr. Mullennix, in the event of his termination without cause or resignation for good reason within three months before or 24 months following a change in control, 100% of Mr. Mullennix’s equity grants that have not yet become exercisable or vested shall become exercisable and vested as of the date of the closing of the transaction resulting in a change in control. In the case of Dr. Schoenberg, in the event of his termination without cause or resignation for good reason within 60 days before a change in control, 100% of Dr. Schoenberg’s equity grants that have not yet become exercisable or vested shall become exercisable and vested as of the date of the closing of the transaction resulting in a change in control.

In the event of a change in control, awards granted under our 2017 Equity Incentive Plan, or 2017 Plan, will not receive automatic acceleration of vesting and exercisability, although this treatment may be provided for in an award agreement.

Other Benefits

Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We provided a 401(k) plan to all of our U.S. employees, including our named executive officers. We do not generally provide perquisites or personal benefits to our named executive officers. We do, however, pay the premiums for term life insurance and disability insurance for all of our employees, including our named executive officers.

Tax and Accounting Implications

Under Financial Accounting Standard Board ASC Topic 718, or ASC 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, has historically limited companies to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a calendar year, subject to certain exceptions, including an exception for certain “performance-based compensation,” as defined in the Code and accompanying regulations. Under a transition rule that applies to newly-public companies, we are currently exempt from this limitation. Due to the effects of tax reform, the historical exemption for performance-based compensation will be available only for certain prior “grandfathered” arrangements, and the Company will continue to review related guidance from the Internal Revenue Service as it becomes available. In determining the form and amount of compensation for our named executive officers, our compensation committee may continue to consider all elements of the cost of such compensation. While the compensation committee considers the deductibility of awards as one factor in determining executive compensation, the compensation committee may also look at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the compensation is not deductible by us for tax purposes.

Clawbacks

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002.

Risk Analysis of Our Compensation Policies and Practices

The compensation committee has reviewed the Company’s compensation policies and practices, in consultation with Compensia and outside Company counsel, to assess whether they encourage employees to take inappropriate risks. After reviewing and assessing the Company’s compensation philosophy, terms and practices, including the mix of fixed and variable, short and long-term incentives and overall pay, incentive plan structures, and the checks and balances built into, and oversight of, each plan and practice, the compensation committee determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company as a whole. The compensation committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks; the mix of short-term compensation (in the form of salary and annual bonus, if any, which is based on a variety of performance factors), and long-term compensation (in the form of options to purchase our ordinary shares and restricted stock units) prevents undue focus on short-term results and helps align the interests of the Company’s executive officers with the interests of our shareholders. In addition, the Company’s insider trading policy and prohibition against hedging and pledging in Company stock protects against short-term decision making.

2018 SUMMARY COMPENSATION TABLE

The following table sets forth all of the compensation awarded to, earned by or paid to our named executive officers during the fiscal years ended December 31, 2018, with respect to Mr. Bentsur, Mr. Hakim, Mr. Pfreundschuh, Mr. Titus, Mr. Mullennix and Dr. Schoenberg; December 31, 2017, with respect to Mr. Bentsur, Mr. Hakim, Mr. Titus, Mr. Mullennix and Dr. Schoenberg; and December 31, 2016, with respect to Mr. Bentsur, Mr. Hakim, Mr. Titus and Dr. Schoenberg.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compen-sation ($) (4)	All Other Compensation ($) (5)	Total ($)
Ron Bentsur	2018	610,200	—	—	1,739,588	334,000	3,266,324	5,950,112
Former Chief Executive Officer (6)	2017	414,252	—	—	1,244,448	225,973	87,667	1,972,339
	2016	312,960	—	—	—	—	86,065	399,025
Peter Pfreundschuh	2018	156,424	—	527,875	1,704,505	96,800	197	2,485,800
Chief Financial Officer (7)
Gil Hakim	2018	330,791	—	—	1,043,753	—	2,481,675	3,856,219
Former President (8)	2017	390,406	—	—	778,733	114,242	60,164	1,343,545
	2016	207,891	—	—	87,847	84,275	40,967	420,980
Stephen Mullennix	2018	359,754	70,000	1,102,893	2,552,946	223,400	575	4,309,568
Chief Operating Officer and Interim
Chief Financial Officer (9)
Mark Schoenberg	2018	200,000	—	—	—	100,000	—	300,000
Chief Medical Officer (10)	2017	13,636	75,000	490,750	468,708	6,030	—	1,054,124
	2016	—	—	—	3,403,980	—	—	3,403,980
Gary Titus	2018	175,000	—	—	695,835	—	2,616,274	3,487,109
Former Chief Financial Officer (11)	2017	304,167	25,000	—	622,224	125,125	1,161	1,077,677
	2016	314,053	—	—	87,847	—	452	402,353

(1)

The amounts reported in this column represent commencement bonuses for Mr. Mullennix and Dr. Schoenberg. Additionally, in 2017, Mr. Titus received a $25,000 bonus upon the completion of our initial public offering.

(2)

Represents the aggregate grant-date fair value of the restricted stock units awarded to the Named Executive Officer for the applicable year, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) and does not take into account estimated forfeitures, which value is based on the closing market price of our ordinary shares on the date of grant.

(3)

Represents the aggregate grant-date fair value of the stock options awarded to the Named Executive Officer for the applicable year, calculated in accordance with ASC Topic 718, and does not take into account estimated forfeitures related to service-based conditions. The assumptions used in the calculation of these amounts are included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019.

(4)	The amounts reported in this column represent annual performance-based bonuses earned for 2016, 2017 and 2018. For more information, see “—Annual Performance Bonus” above.
(5)

The amounts reported in this column represent the following for 2016: for Mr. Bentsur, $68,965 for employer contributions to pension plan and $17,100 for vehicle related costs; for Mr. Hakim, $40,967 for employer contributions to pension plan; and for Mr. Titus, $452 for employer paid life insurance premiums. The amounts reported in this column represent the following for 2017: for Mr. Bentsur, $71,498 for employer contributions to pension plan and $16,169 in vehicle related costs; for Mr. Hakim, $60,164 for employer contributions to pension plan; and for Mr. Titus, $1,161 for employer paid life insurance premiums. The amounts reported in this column represent the following for 2018: for Mr. Bentsur, $2,792,487 in stock option and award acceleration costs, $401,250 in severance payments, $55,514 for employer contributions to pension plan and $17,073 in vehicle related costs; for Mr. Hakim, $2,280,336 in stock option and award acceleration costs, $48,000 in lieu of his 2018 bonus payment, $117,771 for post-employment consulting services, and $35,568 for employer contributions to pension plan; and for Mr. Titus, $2,324,101 in stock option and award acceleration costs, $175,000 in severance payments, $70,000 in lieu of his 2018 bonus payment, $33,654 in accrued vacation paid upon termination, $12,745 in healthcare continuation costs, and $774 in employer paid life insurance premiums. Amounts for Mr. Pfreundschuh and Mr. Mullennix represent the value of company paid life insurance. The employer pension plan contributions described above were made pursuant to Section 14 of the Israeli Severance Pay Law, 5723-1963. These contributions are held and administered by insurance companies or pension funds.
(6)	Mr. Bentsur resigned on January 2, 2019.
(7)	Mr. Pfreundschuh has served as our Chief Financial Officer since August 2018.
(8)	Mr. Hakim resigned on August 31, 2018.
(9)	Mr. Mullennix has served as our Chief Operating Officer since February 2018. He also served as our Interim Chief Financial Officer from June 2018 to August 2018.
(10)	Dr. Schoenberg has served as our Chief Medical Officer since December 2017, prior to which he was our Medical Director. In 2016, Dr. Schoenberg received only option awards.
(11)	Mr. Titus resigned on July 1, 2018.

2018 GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth information relating to the grant of plan-based incentive awards to our Named Executive Officers in 2018:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)
Name	Grant Date (1)	Threshold ($)	Target ($)	Maximum ($)	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)
Ron Bentsur
Stock option award	1/10/2018		—	—	—	50,000	43.67	1,739,588
Annual Bonus		—	267,500	—	—	—	—	—
Peter Pfreundschuh
Restricted stock unit award	8/20/2018				12,500		—	527,875
Stock option award	8/20/2018					50,000	42.23	1,704,505
Annual Bonus			78,507
Gil Hakim
Stock option award	1/10/2018	—	—	—	—	30,000	43.67	1,043,753
Annual Bonus		—	144,000	—	—	—	—	—
Stephen Mullennix
Restricted stock unit award	3/7/2018				12,500		—	693,750
Stock option award	3/7/2018					45,000	55.50	2,028,629
Restricted stock unit award	6/4/2018				3,607		—	213,643
Stock option award	10/28/2018					20,000	39.10	524,317
Restricted stock unit award	10/28/2018				5,000		—	195,500
Annual Bonus			188,889
Mark Schoenberg
Annual Bonus	—	—	80,000	—	—	—	—	—
Gary Titus
Stock option award	1/10/2018	—	—	—	—	20,000	43.67	695,835
Annual Bonus		—	140,000	—	—	—	—	—

(1)	All options to purchase ordinary shares and restricted stock unit awards were granted under the EIP.
(2)

These amounts represent target performance-based bonus payments for each named executive officer for 2018. There were no threshold or maximum bonus amounts. Executives who worked partial years were paid a prorate portion of their annual targeted bonus.

2018 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

The following table shows for the fiscal year ended December 31, 2018, certain information regarding outstanding equity awards at fiscal year-end for our named executive officers. The options to purchase our ordinary shares were granted with a per share exercise price equal to the fair market value of one ordinary share on the date of grant, as determined in good faith by our Board. Unless otherwise noted, all options provide for the following vesting schedule: 33.333% of the shares subject to the option vest on the 12-month anniversary of the vesting commencement date, and the remaining shares subject to the options vest in equal quarterly installments over the next two years. All of the equity awards were granted under our EIP.

	Options awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that have not Vested (#)	Market Value of Shares of Stock that have not Vested ($)
Ron Bentsur	8/15/2015	51,701	41,067	—	—	—	—
	7/13/2017	40,000	40,000	19.55	7/13/2027	—	—
	1/10/2018	15,277	34,723	43.67	1/10/2028	—	—
Peter Pfreundschuh	8/20/2018	—	—	—	—	12,500	538,250
	8/20/2018	—	50,000	42.23	8/20/2028	—	2,153,000
Gil Hakim	7/13/2017	33,334	—	19.55	6/28/2027	—	—
	1/10/2018	30,000	—	43.67	1/10/2028	—	—
Stephen Mullennix	3/7/2018	—	—	—	—	12,500	538,250
	3/7/2018	—	45,000	55.50	3/7/2028	—	1,937,700
	6/4/2018	—	—	—	—	3,607	155,317
	10/28/2018	—	20,000	39.10	10/28/2028	—	861,200
	10/28/2018	—	—	—	—	5,000	215,300
Mark Schoenberg	1/20/2016	79,477	43,200	5.00	1/20/2023	—	1,860,192
	12/7/2017	—	—	—	—	8,334	358,862
	12/7/2017	5,000	10,000	39.26	12/7/2027	—	430,600
Gary Titus	10/7/2015	10,200	—	1.78	10/7/2022	—	—
	1/25/2016	8,000	—	5.00	1/25/2023	—	—
	6/28/2017	11,745	—	19.55	6/28/2027	—	—
	1/10/2018	6,111	—	43.67	1/10/2028	—	—

2018 OPTION EXERCISES AND SHARE VESTED TABLE

The following table provides information on options to purchase our ordinary shares that were exercised, including the number of ordinary shares acquired upon exercise and the value realized, determined as described below, for our Named Executive Officers in the year ended December 31, 2018:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ron Bentsur	89,292	5,000,906	—	—
Peter Pfreundschuh	—	—	—	—
Gil Hakim	177,568	7,837,979	—	—
Stephen Mullennix	—	—	—	—
Mark Schoenberg	9,123	480,584	4,166	188,137
Gary Titus	43,666	1,578,111	—	—

(1)

The value realized on exercise is based on the difference between the closing market price of our ordinary shares on the date of exercise and the exercise price of the applicable options, and does not represent actual amounts received by the named executive officers as a result of the option exercises.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes our compensation plans under which our equity securities are authorized for issuance at December 31, 2018:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	2,766,726	*	$26.02	—
Equity compensation plans not approved by security holders**	19,954		44.33	1,749,496

Total	2,786,680		$26.16	1,749,496

*	Includes stock options to purchase 2,503,027 ordinary shares with a per share weighted-average exercise price of $26.02. Also includes 263,699 restricted stock unit awards with no exercise price.
**	Represents 1,900,000 ordinary shares authorized by our board of directors in August 2018.

Potential Payments Upon Termination or Change-in-Control

Name	Benefit	Termination Not in Connection with a Change in Control ($)	Termination in Connection with a Change in Control ($)
Ron Bentsur	Lump Sum Cash Severance Payment	401,256	401,256
	Lump Sum Target Bonus Payment	334,000	334,000
	Health Insurance Premiums	—	—
	Vesting Acceleration(1)	470,200	940,400

	Benefit Total	1,205,456	1,675,656

Peter Pfreundschuh	Lump Sum Cash Severance Payment	425,000	637,500
	Lump Sum Target Bonus Payment	106,250	212,500
	Health Insurance Premiums	50,228	75,343
	Vesting Acceleration(1)	96,625	579,750

	Benefit Total	678,103	1,505,093

Stephen Mullennix	Lump Sum Cash Severance Payment	425,000	637,500
	Lump Sum Target Bonus Payment	—	318,750
	Health Insurance Premiums	41,723	62,584
	Vesting Acceleration(1)	164,678	988,067

	Benefit Total	631,401	2,006,902

(1)

The value of stock option vesting acceleration is based on the closing price of $43.06 per ordinary shares on December 31, 2018, minus the exercise price of the unvested stock option shares subject to acceleration.

DIRECTOR COMPENSATION

Non-Employee Director Compensation

The following table sets forth in summary form information concerning the compensation that we paid or awarded during the year ended December 31, 2018 to each of our non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Arie Belldegrun (2)	110,000	1,872,003	1,982,003
Cynthia M. Butitta (3)	60,625	480,333	540,958
Fred E. Cohen (4)	45,000	480,333	525,333
Kathryn E. Falberg (5)	60,000	480,333	540,333
Stuart Holden (6)	47,500	480,333	527,833
Ran Nussbaum (Pontifax III partnerships) (7)	45,081	480,333	525,414
Pini Orbach (8)	9,256	—	9,256
Shawn C. Tomasello (9)	20,000	1,999,682	2,019,682

(1)

The amounts reported in this column do not reflect the amounts that may actually be received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of options to purchase our ordinary shares granted to our non-employee directors during the fiscal year ended December 31, 2018, as computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019. As required by SEC rules, the amounts reported exclude the impact of estimated forfeitures related to service-based vesting conditions. Our non-employee directors who have received shares will only realize compensation with regard to these options to the extent the market price of our ordinary shares is greater than the exercise price of such options.

(2)	Aggregate number of option awards outstanding held by Dr. Belldegrun at December 31, 2018 was 324,482.
(3)	Aggregate number of option awards outstanding held by Ms. Butitta at December 31, 2018 was 60,000.
(4)	Aggregate number of option awards outstanding held by Dr. Cohen at December 31, 2018 was 50,000.
(5)	Aggregate number of option awards outstanding held by Ms. Falberg at December 31, 2018 was 50,000.
(6)	Aggregate number of option awards outstanding held by Dr. Holden at December 31, 2018 was 68,000.
(7)	Aggregate number of option awards outstanding beneficially owned by Mr. Nussbaum at December 31, 2018 was 64,481.
(8)	At December 31, 2018, Dr. Orbach did not hold any options.
(9)	Aggregate number of option awards outstanding held by Ms. Tomasello at December 31, 2018 was 50,000.

The cash fees paid to our directors in 2018, as reflected in the table able, were paid pursuant to our director compensation policy in effect in 2018. Pursuant to this policy, board members received $40,000 for their service on the board of directors, except for our Chairman, Dr. Belldegrun, who received $75,000 per year through September 30, 2018 and $195,000 per year commencing October 1, 2018. Members of the compensation, nominating and corporate governance committee received an additional $5,000 per year, or $15,000 in the case of the committee chair, and members of the audit committee received an additional $7,500 per year, or $20,000 in the case of the committee chair.

Non-Employee Director Compensation Policy

Our board of directors adopted a director compensation policy pursuant which each of our directors who is not an employee of our company, which is currently all directors other than Ms. Barrett, is eligible to receive compensation for service on our board of directors and committees of our board of directors. Under our current director compensation policy which is contained in our amended and restated compensation policy being submitted for approval by our shareholders at the annual meeting pursuant to Proposal 2 of this proxy statement, each non-employee member of our Board is entitled to receive a cash retainer in the following amounts for service in each specified role:

Annual Board Service Retainer:

•	Chairman of the Board: $195,000

•	All Other Eligible Directors: $40,000

Annual Committee Member Service Retainer (in addition to Board Service Retainer):

•	Member of the Audit Committee: $7,500

•	Member of the Compensation, Nominating and Corporate Governance Committee: $5,000

Annual Committee Chair Service Retainer (in addition to Committee Member Service Retainer):

•	Chairman of the Audit Committee: $20,000

•	Chairman of the Compensation, Nominating and Corporate Governance Committee: $15,000

Each non-employee member of our Board is also entitled to receive an initial option grant to purchase 20,000 of our ordinary shares, and an annual option grant to purchase 10,000 of our ordinary shares on the date of each annual shareholders meeting of the Company, contingent upon their continued service as a non-employee member of the Board. If a director joins the Board between annual meetings, the annual grant awarded at his/her first annual meeting will be pro-rated based on the duration of service leading up to the meeting date: (i) for service between 0 (zero) and 90 (ninety) days - no grant; (ii) for service between 91 (ninety-one) and 180 (one hundred eighty) days - 5,000 (five thousand) options; and (iii) for service of at least 181 (one hundred eighty-one) days - 10,000 (ten thousand) options. The exercise price per share of each stock option granted under the non-employee director compensation policy will be equal to 100% of the fair market value of the underlying ordinary share on the date of grant. The initial option grants vest in equal quarterly installments over a period of two years. The annual option grants vest in equal quarterly installments over a period of one year.

Additionally, a grant in excess of the 20,000 ordinary share initial option grant may be applied as an inducement for non-employee directors who are currently not members of our Board. Our compensation committee approved a grant of options to purchase an addition 30,000 of our ordinary shares to Shawn C. Tomasello in connection with her appointment to the Board in July 2018.

Our non-employee directors also received reimbursement of their actual out-of-pocket costs and expenses incurred in connection with attending board meetings.

TRANSACTIONS WITH RELATED PERSONS

Certain Related-Person Transactions

Described below are all transactions occurring since January 1, 2018 to which we were a party and in which (i) the amounts involved exceeded or will exceed $120,000, and (ii) a director, executive officer, holder of more than 5% of our outstanding ordinary shares, or any member of such person’s immediate family had or will have a direct or indirect material interest, other than the equity and other compensation agreements that are described under “Executive Compensation” and “Director Compensation.” We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions with unrelated third parties.

Indemnification agreements

Our articles of association permit us to exculpate, indemnify and insure each of our directors and executive officers to the fullest extent permitted by the Israeli Companies Law. We have entered into indemnification agreements with each of our directors and executive officers, undertaking to indemnify them to the fullest extent permitted by Israeli law, to the extent that these liabilities are not covered by insurance. We have also obtained Directors and Officers insurance for each of our executive officers and directors.

Employment Agreements

We have entered into an employment agreement with our named executive officers. For more information regarding these agreements, see “Executive Compensation.”

Share Option Grants to Executive Officers and Directors

We have granted options to purchase our ordinary shares and restricted stock units to our directors and named executive officers as more fully described in the sections titled “Director Compensation” and “Executive Compensation,” respectively.

Policies and Procedures for Transactions with Related Persons

We adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A “related person” is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee or, if audit committee approval would be inappropriate, to another independent body of our board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, interests, direct and indirect, of the related persons, benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant shareholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our board of directors, is required to take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our audit committee, or other independent body of our board of directors, determines in the good faith exercise of its discretion.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of annual meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are shareholders will be “householding” our Proxy Materials. A single set of annual meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of annual meeting materials, please notify your broker or UroGen. Direct your written request to UroGen Pharma Ltd., Secretary, 499 Park Avenue, Suite 1200, New York, New York 10022. Shareholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board, at the time of the preparation of this Proxy Statement, knows of no other matters to come before the Annual Meeting other than that referred to herein. If any other matters should properly come before the Annual Meeting, the persons named in the proxy card will have discretionary authority to vote all proxies in accordance with his or her best judgment.

By Order of the Board of Directors

Peter P. Pfreundschuh
Chief Financial Officer and Secretary

Appendix A

UROGEN PHARMA LTD.

2019 OFFICERS1 COMPENSATION POLICY

1.	INTRODUCTION

1.1. UroGen Pharma Ltd. (“Company”) is a clinical stage biopharmaceutical company focused on developing novel therapies designed to change the standard of care for urological pathologies. The Company has an innovative and broad pipeline of product candidates that it believes can overcome the deficiencies of current treatment options for a variety of urological conditions with a focus on uro-oncology.

1.2. On May 9, 2017, the Company registered its shares on the Nasdaq Global Market (URGN).

1.3. Per the provisions of Amendment 20 (“Amendment 20”) to the Companies Law 5759-1999 (“Companies Law””), the Company’s Board of Directors (“Board”) has established a Compensation Committee (“Compensation Committee”). After consideration of the provisions of Amendment 20, the Compensation Committee has recommended that the Board shall adopt the director’s and officer’s compensation policy (“Compensation Policy”), specified below. The Board has considered the Compensation Committee’s recommendation and on the basis of such recommendation has approved the Compensation Policy.

1.4. Company’s vision is to implement its unique knowledge and expertise in the field of urological pathologies, to further develop an innovative and broad pipeline of product candidates. As such, Company envisions its mission for the coming years to be: (i) establish each of our lead product candidates, UGN-101 and UGN-102, as the first-line therapy in its target; (ii) expand our uro-oncology product pipeline, including Vesimune; (iii) utilize our proprietary technology to expand our pipeline with other novel uro-oncology agents and/or into other body cavities and indications; and (iv) evaluate and selectively pursue potential collaborations to develop improved formulations and product lifecycle management strategies.

1.5. Several main principles and objectives form the basis of the Compensation Policy: (a) to promote the Company’s mission, long term goals and targets; (b) to create appropriate incentives for the Company’s directors and officers with the aim of aligning such directors’ and officers’ compensation with the Company’s mission and goals, taking into account, inter alia, the compensation ranges for similar roles in the life science industry in the U.S.; (c) to adapt a compensation package combination that matches the size of the Company and the nature of its activities also in the context of comparable publicly-traded life science companies - of similar market capitalization and/or stage of development ; and (d) to comply with the provisions of the law by compensating those eligible pursuant to the Compensation Policy, based on their contribution and their efforts to the development of the Company’s business and promotion of its goals, in the short and long term.

1.6. The Compensation Policy is a multi-year policy which supersedes the Company’s 2018 Officers Compensation Policy and shall be in effect for a period of five (5) years from the date the shareholders of the Company approved it (“Effective Date”), following which date it shall be subject to re-approval, and then every three (3) years thereafter. The Compensation Committee and the Board shall review the Compensation Policy from time to time, as required by the Companies Law. The Compensation Policy shall be reapproved (subject to changes to be decided by the Compensation Committee), as required by the applicable law.

[1]

The term “officer” for purposes of this policy shall refer to any employee of the Company that meets either the definition of an officer (i) set out in the Companies Law: “a chief executive officer, chief operating officer, chief financial officer, and/or chief medical or scientific officer and other manager/officer who reports directly to the chief executive officer”, or (ii) Rule 16(a)-1(f) of the Securities Exchange Act of 1934, as amended.

1.7. The Compensation Policy shall be subject to all mandatory provisions of any applicable law which apply to the Company and its directors and officers, and to the Company’s Articles of Association.

2.	THE COMPENSATION POLICY

2.1. Parameters for Examining the Officer Compensation Terms. In general, the compensation terms for officers shall be examined, while taking into consideration, inter alia, the following parameters:

2.1.1. The education, qualifications, expertise, seniority (in the Company in particular, and in the officer’s profession in general), professional experience and achievements of the officer;

2.1.2. The officer’s position, and his previous agreements;

2.1.3. The officer’s contribution to the Company’s business and stability;

2.1.4. The degree of responsibility imposed on the officer; The Company’s need to retain officers who have skills, know-how or unique expertise;

2.1.5. The Company’s global nature;

2.1.6. The ratio between the officer’s employment terms and conditions and other Company employees and/or contract workers employed by the Company and in particular the ratio between such officer’s compensation to the average wage and the median wage in the Company and the impact of the differences on employment costs and labor relations in the Company; and

2.1.7. Reasonable and customary terms of employment of similar officers in similar companies in the field of life science and pharmaceutical drug development and commercialization (valuation, number of employees, regulatory path, etc.) based on market conditions, compensation parameters and experience, and relative benchmarking analysis to such comparable companies, as compiled by an independent compensation consultant engaged by the Compensation Committee (the “Market Benchmark”).

2.2. Compensation Terms of Officers. The Company shall be entitled to grant to its officers (to all or part of them) a compensation package which may include a signing bonus, base salary, commissions (if applicable), annual cash bonus, Share-Based Compensation (as defined below), retirement grants, or any combination thereof.

2.2.1. Base Salary. The base salary of each officer in the Company, whether paid as salary or as service fee through a management contract against a proper invoice, shall be determined based on the parameters specified in Section 2.1 above (“Base Salary”). In any case where an officer is providing services through a management services agreement and consideration is paid against an invoice, for the purpose of the Compensation Policy, the Base Salary of such officer shall be deemed to be equal to approximately seventy-five percent (75%) of the total consideration paid for his or her services, under such invoice, excluding VAT. The Base Salary of officers whose company car tax liability is grossed up and paid by the Company, shall be deemed to be commensurately below that (approximately seventy percent (70%)) of the total consideration paid for his or her services, excluding VAT.

The Compensation Committee and the Board shall be entitled to update the Base Salary and other terms of engagement of the CEO without shareholder approval, if such terms are not materially more favorable than in the previous engagement, which itself received Board, Compensation Committee and shareholders’ approval. Additionally, the CEO may approve non-material changes to a subordinate officer’s engagement terms in accordance with this Compensation Policy, without further approval by the Compensation Committee or Board. In general, and without derogating from further limitations under applicable law, updating the Base Salary at a rate that exceeds fifteen percent (15%) per year, of the Base Salary prior to such update (without taking into account any linkage differentials) will be deemed a material change (“Material Change”) and shall be considered as a deviation from this Compensation Policy. As of the Effective Date:

2.2.1.1. Base Salary for the chief executive officer (“CEO”) shall be the maximum of (i) the 75th percentile of the Market Benchmark for chief executive officers, (ii) the latest shareholder approved compensation package for the CEO, or (iii) in the case of a newly appointed CEO, the previously approved compensation package for the CEO, subject to an annual updating at a rate not to exceed fifteen percent (15%) per year.

2.2.1.2. Base Salary for any officer reporting directly to the CEO shall be the maximum of (i) the 75th percentile of the Market Benchmark for such officer, (ii) the latest shareholder approved compensation package for the respective officer, or (iii) in the case of a newly appointed officer, the previously approved compensation package for such officer, subject to annual updating at a rate not to exceed fifteen percent (15%) per year.

2.2.2. Additional Terms of Compensation. The compensation for each officer may include additional standard benefits such as social benefits, pension insurance, managers’ insurance, study fund, car allowance, mobile phone allowance, and medical insurance. For the avoidance of doubt, in any event, the aggregate amount and/or update of such additional benefits shall not exceed fifty percent (50%) of the officer’s Base Salary, excluding such officers whose company car tax liability is grossed up and paid by the Company, in which case such additional benefits shall not exceed seventy percent (70%) of the officer’s Base Salary.

2.2.3. Insurance, Exculpation and Indemnification. The officers of the Company shall be entitled to benefit from the insurance, exculpation and indemnification arrangements, to be approved from time to time by the Company, pursuant to the provisions of the Articles of Association of the Company and applicable law.

2.2.4. Retirement Terms

2.2.4.1. Advance Notice. The advance notice period shall be determined individually with respect to each officer, taking into consideration the parameters set forth in Section 2.1 above, but shall not exceed a period of twelve (12) months advance notice (“Advance Notice”), except in cases whereby a severance payment is specified in the officers’ employment agreement for termination without cause or for good reason.

2.2.4.2. In any event the combination of an Advance Notice and a retirement grant provided to a Company officer shall not exceed a period of twelve (12) months all together.

2.2.5. Annual Cash Bonus

2.2.5.1. Maximum Amount of the Annual Cash Bonus. The compensation package of officers may include an annual cash bonus based on long-term measurable criteria and non-measurable criteria as set forth hereunder (“Bonus”).

In the event that an officer is eligible for a Bonus, pursuant to the terms of his or her employment, the Bonus shall be subject to the following:

•	The Bonus of each officer shall not exceed twelve (12) times such officer’s monthly Base Salary.

•

In any event, the aggregate amount of all Bonuses, including the cash component of any Exceptional Awards, paid to each of the Company’s officers (on an annual basis), on the date of payment thereof, shall not exceed the gross sum equal to 150% (one hundred fifty percent) of the Base Salary with respect to such Company’s officers.

•

The Bonus will be based mainly (in the case of the CEO, as agreed to in the CEO’s employment agreement) on measurable criteria consistent with goals and objectives established at comparable companies such as those related to clinical, regulatory and manufacturing progress, at the sole discretion of the Board.

2.2.5.2. The Board shall have discretion to reduce any amount out of the Bonus, excluding such bonuses the Company is obligated to pay its employees under any valid employment agreement and any such measurable criteria thereunder.

2.2.6. Share-based Compensation

2.2.6.1. The Board shall be entitled to grant to the Company’s directors and officers: Options, Restricted Stock Units or any other share-based compensation (“Share-based Compensation”), pursuant to the Company’s 2017 Equity Incentive Plan, as amended (the “Plan”), or any successor or subsequent equity incentive plan adopted by the Company subsequent hereto, from time to time and subject to any applicable law. The Board may delegate its authority to grant Share-based Compensation under the Plan to a committee of the Board if it first sets the criteria for such grants (type, number of shares per position, term of option and vesting schedule). Further the Board may delegate the authority to issue the shares so issuable upon conversion or exercise of convertible securities to a committee or the CEO.

2.2.6.2. The amount of Share Based Compensation granted to the Company’s officers initially upon commencement of employment shall not exceed:

•	CEO - 200,000 (two hundred thousand) Options or Restricted Stock Units, in the aggregate; and

•	Any officer reporting directly to the CEO - 100,000 (one hundred thousand) Options or Restricted Stock Units, in the aggregate.

2.2.6.3. In addition, the amount of Share Based Compensation granted to the Company’s officers on an annual basis (excluding initial grants to officers during the year of commencement of employment) shall not exceed:

•	CEO - 200,000 (two hundred thousand) Options or Restricted Stock Units, in the aggregate; and

•	Any officer reporting directly to the CEO - 100,000 (one hundred thousand) Options or Restricted Stock Units, in the aggregate.

2.2.6.4. When discussing the grant of a Share-based Compensation to an officer of the Company, the Compensation Committee and the Board shall consider whether the aforesaid grant is a suitable incentive for increasing the Company’s value in the long term, the economic value of the grant, the exercise price and the other terms

2.2.6.5. Share-Based Compensation, if granted, shall mature in installments or vesting periods (or depend on meeting milestones) which shall take into account the appropriate incentive, in light of the Company’s objectives in the years following the approval of the grant, and in any event the vesting shall be at a minimum (i) first cliff after one (1) year from the date of grant; and (ii) full vesting after thirty-six (36) months from the date of an officer first grant. As of the second grant to an officer, full vesting shall occur no earlier than thirty-six (36) months from the date of such applicable grant.

2.2.6.6. The exercise price and any other terms of the grant will be determined by the Compensation Committee and the Board, as required by any applicable law. In any event, such exercise price shall be equal to the Closing Price of the Company’s shares as of the date of such grant, or if such date is not a trading day, the immediately preceding trading day.

2.2.6.7. The Compensation Committee has decided that in light of the limitations specified in Section 2.2.6.2 above, a limitation on the fair value of the Share-based Compensation after the date of grant will not be imposed.

2.2.7. Additional Payment of Exceptional Awards for Achievement of Key Deliverables/Milestones. The compensation package of officers may include exceptional awards for the achievement of key deliverables or milestones in the form of cash bonus, or in the form of equity awards, in all cases as determined at the discretion of the Compensation Committee and/or the Board (“Exceptional Awards”).

2.2.8. Claw Back

2.2.8.1. In the event that a payment to an officer is based on false financial statements of the Company, the officer shall not be entitled to any additional payment and shall be required to repay any excess payments made to them.

2.3. Changes to an Existing Agreements with Officers. Any changes to the terms and conditions of an employment agreement with an officer, shall be examined by the Compensation Committee in order to determine whether: (i) the change is considered a Material Change in comparison to such officer’s current employment terms; and (ii) whether such change is in compliance with the Company’s Compensation Policy.

2.4. Compensation of Directors

2.4.1. Each member of the Board who is not also serving as an employee of the Company or any of its affiliates (each such member, an “Eligible Director”) will receive the compensation described in this Compensation Policy for his or her Board service. An Eligible Director may decline all or any portion of his or her compensation by giving notice to the Company prior to the date cash is to be paid or equity awards are to be granted, as the case may be.

2.4.2. The annual cash compensation amount set forth below is payable in equal quarterly installments, payable in arrears on the last day of each fiscal quarter in which the service occurred and payable in any currency chosen by each Eligible Director. If an Eligible Director joins the Board or a committee of the Board at a time other than effective as of the first day of a fiscal quarter, each annual retainer set forth below will be pro-rated based on days served in the applicable fiscal year, with the pro-rated amount paid for the first fiscal quarter in which the Eligible Director provides the service, and regular full quarterly payments thereafter, as follows:

Position	Board		Audit Committee		Compensation, Nominating and Corporate Governance Committee
Chairman	US$	195,000	US$	20,000	US$	15,000
Eligible Director/Member	US$	40,000	US$	7,500	US$	5,000

2.4.3. The annual cash compensation will be paid quarterly.

2.4.4. The compensation of the Company’s directors, who also serve as executive officers, shall be subject to the limitations as set forth above in this Compensation Policy. To the extent applicable, the compensation of the Company’s external directors (“External Directors”) shall be in accordance with the Companies Regulations (Rules Regarding the Compensation and Expenses of an External Director), 5760-2000 (“Compensation of Directors Regulations”).

2.4.5. Subject to applicable law, compensation shall be allowed in amounts higher than what is stated in the Compensation of Directors Regulations if any of the External Directors is a professional director, an expert director or a director who makes a unique contribution to the Company.

2.4.6. The Company shall be entitled to pay to its External Directors Share- Based Compensation subject to applicable law and under the restrictions as set forth under section 2.2.6, but in any event the aggregate fair value of the Share-Based Compensation, measured at the time of a new grant, for all of the External Directors of the Company, as a group, in a five-year period, shall not exceed a fair value of US$5,000,000 (five million U.S. Dollars).

2.4.7. The equity compensation set forth below will be granted under the Plan. All stock options granted under this Compensation Policy will be nonstatutory stock options, with an exercise price per share equal to 100% (one hundred percent) of the Fair Market Value (as defined in the Plan) of the underlying Ordinary Shares on the date of grant, and a term of ten (10) years from the date of grant (subject to earlier termination in connection with a termination of service as provided in the Plan).

2.4.7.1. Initial Grant: On the Effective Date (in the case of Eligible Directors serving on the Board as of the Effective Date), or on the date of the Eligible Director’s initial appointment or election to the Board (in the case of Eligible Directors joining the Board following the Effective Date) (or, if either such date is not a market trading day, the first market trading day thereafter), each newly appointed Eligible Director will be automatically, and without further action by the Board or Compensation Committee, but subject to shareholders approval, if required, granted an option to purchase 20,000 (twenty thousand) Ordinary Shares at an exercise price per share equal to the closing price of the Ordinary Shares on the date of the Eligible Director’s initial appointment or election to the Board (or, if either such date is not a market trading day, the first market trading day thereafter). The shares subject to each such stock option will vest in equal quarterly installments for 12 (twelve) quarters, subject to the Eligible Director’s Continuous Service (as defined in the Plan) through such vesting dates. A grant in excess of the 20,000 (twenty thousand) Initial Grant may be applied as an inducement for Eligible prospective or existing Directors, including the Chairman of the Company, in cases where the Board deems it appropriate in order to advance the interests of the Company, including without limitation in the case of the need for specific skills or leadership criteria on the Board.

If a director joins the Board between annual meetings, the annual grant awarded at his/her first annual meeting will be pro-rated based on the duration of service leading up to the meeting date: (i) for service between 0 (zero) and 90 (ninety) days - no grant; (ii) for service between 91 (ninety-one) and 180 (one hundred eighty) days - 5,000 (five thousand) options; and (iii) for service of at least 181 (one hundred eighty-one) days - 10,000 (ten thousand) options.

2.4.7.2. Annual Grant: On the date of each annual shareholders meeting of the Company held after the Effective Date, each Eligible Director who continues to serve as a non-employee member of the Board following such shareholders meeting will be automatically, and without further action by the Board or Compensation Committee, granted an option to purchase 10,000 (ten thousand) Ordinary Shares at an exercise price equal to the closing price of the Ordinary Shares on the date of grant. The shares subject to each such stock option will vest in equal quarterly installments for 4 (four) quarters, subject to the Eligible Director’s Continuous Service (as defined in the Plan) through such vesting dates.

3.	GENERAL

The Compensation Committee and the Board shall, from time to time, review the Compensation Policy and assess the need to adjust it, based, inter alia, on the considerations and guidelines set forth in this policy. In so doing, they will conduct an examination of changes in the Company’s goals, market conditions, the Company’s profits and revenues in previous periods and in real time, and any other relevant factors.

Furthermore, the Compensation Committee has taken under consideration the ratio between the Company’s officers employment terms and conditions and other Company employees and/or contract workers employed by the Company and in particular the ratio between such officer’s compensation to the average, median and lowest wage paid in the Company, and resolved that the above ratios are reasonable and acceptable in light of the Company’s nature, and that they shouldn’t have any impact on the labor relations in the Company.

The Compensation Committee has considered the ratio between the fixed and variable components in the Compensation Policy. The Compensation Committee has resolved that such ratio with respect to the Company’s officers and Non-Executive Directors shall not exceed a ratio of 1:3. The Compensation Committee further resolved that considering the Company size, nature of activities and long-term goals it is a reasonable and acceptable ratio.

MMMMMMMMMMMM MMMMMMMMMMMMMM C123456789000000000.000000 ext 000000000.000000 ext 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT LINE SACKPACK 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! MR A SAMPLE You may vote online or by phone instead of mailing this card. DESIGNATION (IF ANY) Votes submitted electronically must be ADD 1 ADD 2 received by 1:00 a.m., Central Time, on ADD 3 June 3, 2019. ADD 4 MMMMMMMMM ADD 5 Online ADD 6 Go to www.investorvote.com/URGN or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.investorvote.com/URGN Annual Shareholders Meeting Proxy Card 1234 5678 9012 345 qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Q A Proposals — The Board of Directors recommends a vote FOR the nominees and FOR Proposals 2 – 9 and 11 and “EVERY YEAR” for Proposal 10. 1. To elect to the Board of Directors the following eight nominees presented by the Board: + For Against Abstain For Against Abstain For Against Abstain 01—Arie Belldegrun 02—Elizabeth Barrett 03—Cynthia M. Butitta 04—Fred E. Cohen 05—Kathryn E. Falberg 06—Stuart Holden 07—Ran Nussbaum 08—Shawn C. Tomasello For Against Abstain For Against Abstain 2. To approve the Company’s amended and restated compensation 3. To approve additional director cash compensation payment to policy for its office holders in accordance with the provisions of Arie Belldegrun, M.D., FACS, a non-employee director and the Israeli Companies Law, 5759-1999, or the Companies Law; Chairman of the Board; 4. To approve a grant of options to Shawn C. Tomasello, a non- 5. To approve terms of employment for and a grant of options and employee director; restricted stock units to Elizabeth Barrett, President and Chief Executive Officer and director of the Company; 6. To approve terms of employment for and a grant of options and 7. To approve the 2018 annual goals and objectives cash bonus restricted stock units to Stephen L. Mullennix, Chief Operating payment to Ron Bentsur, former President and Chief Executive Officer of the Company; Officer and former director of the Company; 8. To approve the 2018 annual goals and objectives cash bonus 9. To approve, on an advisory basis, the compensation of the payment to Stephen L. Mullennix, Chief Operating Officer of Company’s named executive officers, as disclosed in this the Company; proxy statement; 1 Year 2 Years 3 Years Abstain 10. To indicate, on an advisory basis, the preferred 11. To ratify the reappointment of Kesselman & Kesselman, Certified frequency of shareholder advisory votes on the Public Accountants (Israel), an independent registered public compensation of the Company’s named executive accounting firm and a member firm of PricewaterhouseCoopers officers; and International Limited, as the Company’s independent auditor for the year ending December 31, 2019. C 1234567890                J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMM 1UPX 418806 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +03299E

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qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Q Proxy — UroGen Pharma Ltd. + Notice of 2019 Annual Meeting of Shareholders – June 3, 2019
Peter P. Pfreundschuh or Mr. Stephen L. Mullennix are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Shareholders Meeting of Stockholders of UroGen Pharma Ltd. to be held on June 3, 2019 at 10:00 am ET at the offices of the Company at 499 Park Avenue, Suite 1200, New York, New York 10022-1240, U.S.A., in accordance with the following instructions: in my capacity as a shareholder of the Company, I have indicated below my consent or objection to the adoption of the proposed resolutions put to vote at such meeting, and I hereby instruct the proxy appointed above to vote all shares, as follows: If not otherwise specified by the undersigned shareholder, the shares represented by this Proxy will be voted “FOR” each 2—9 and 11 and “EVERY YEAR” for resolution 10 described herein.
Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the nominees and FOR Proposals 2—9 and 11 and “EVERY YEAR” for Proposal 10.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)
B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. +